                                   EXHIBIT 4.1

                           CREDIT FACILITIES AGREEMENT

                                      AMONG

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT

                                       AND

                             BANK OF AMERICA, N.A.,
                   AS A LENDER AND THE LETTER OF CREDIT ISSUER
                                       AND
                                THE OTHER LENDERS
                                AS DEFINED HEREIN

                                       AND

                             YOUNG INNOVATIONS, INC.
                                   AS BORROWER







                           DATED AS OF MARCH 20, 2001


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                                TABLE OF CONTENTS

1.    Effective Date..............................................................................................1
2.    Definitions and Rules of Construction.......................................................................1
   2.1.    Listed Definitions.....................................................................................1
   2.2.    Other Definitions......................................................................................1
   2.3.    References to Covered Person...........................................................................1
   2.4.    References to Required Lenders.........................................................................1
   2.5.    Accounting Terms.......................................................................................1
   2.6.    Changes in Accounting Principles.......................................................................1
   2.7.    Meaning of Satisfactory................................................................................2
   2.8.    Computation of Time Periods............................................................................2
   2.9.    General................................................................................................2
3.    Lenders' Commitments........................................................................................2
   3.1.    Revolving Loan Commitments.............................................................................2
      3.1.1.  Aggregate Amount; Reductions........................................................................2
      3.1.2.  Limitation on Revolving Loan Advances...............................................................3
      3.1.3.  Revolving Notes.....................................................................................3
   3.2.    Swingline Commitment...................................................................................3
      3.2.1.  Swingline Advances..................................................................................3
      3.2.2.  Limitations on Swingline Advances...................................................................4
      3.2.3.  Swingline Note......................................................................................4
      3.2.4.  Swingline Documents.................................................................................4
      3.2.5.  Swingline Loan......................................................................................4
   3.3.    Letter of Credit Commitment............................................................................4
4.    Interest....................................................................................................5
   4.1.    Interest on Draws on Letters of Credit.................................................................5
   4.2.    Interest on the Swingline Loan.........................................................................5
   4.3.    Interest on Aggregate Revolving Loan...................................................................5
   4.4.    Adjusted Base Rate.....................................................................................5
   4.5.    Adjusted Eurodollar Rate...............................................................................5
   4.6.    Conversion of Loans....................................................................................5
   4.7.    Interest Periods for Eurodollar Loans..................................................................6
   4.8.    Time of Accrual........................................................................................6
   4.9.    Computation............................................................................................6
   4.10.   Rate After Maturity....................................................................................6
5.    Fees........................................................................................................6
   5.1.    Revolving Loan Commitment Fee..........................................................................6
   5.2.    Standby Letter of Credit Fee...........................................................................7
   5.3.    Commercial Letter of Credit Fee........................................................................7
   5.4.    Letter of Credit Fronting Fee..........................................................................7
   5.5.    Other Letter of Credit Fees............................................................................7
   5.6.    Calculation of Fees....................................................................................7
6.    Payments....................................................................................................7
   6.1.    Scheduled Payments on Aggregate Revolving Loan and Swingline Loan......................................7
      6.1.1.  Interest............................................................................................7
      6.1.2.  Principal; Maturity.................................................................................8
   6.2.    Prepayments............................................................................................8
      6.2.1.  Voluntary Prepayments...............................................................................8
      6.2.2.  Mandatory Prepayments When Over-Advances Exist......................................................8


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
   6.3.    Reimbursement Obligations of Borrower..................................................................9
   6.4.    Manner of Payments and Timing of Application of Payments...............................................9
      6.4.1.  Payment Requirement.................................................................................9
      6.4.2.  Application of Payments and Proceeds................................................................9
      6.4.3.  Interest Calculation................................................................................9
   6.5.    Returned Instruments..................................................................................10
   6.6.    Compelled Return of Payments or Proceeds..............................................................10
   6.7.    Due Dates Not on Business Days........................................................................10
7.    Procedure for Obtaining Advances and Letters of Credit.....................................................10
   7.1.    Initial Advances......................................................................................10
   7.2.    Subsequent Revolving Loan Advances....................................................................10
   7.3.    Swingline Advances....................................................................................10
   7.4.    Repayment of the Swingline Loan.......................................................................11
   7.5.    Administrative Agent's Right to Make Other Revolving Loan Advances -- Payment of Loan Obligations.....11
   7.6.    Letters of Credit.....................................................................................12
   7.7.    Fundings..............................................................................................12
      7.7.1.  Revolving Loan Advances............................................................................12
      7.7.2.  Draws on Letters of Credit.........................................................................12
      7.7.3.  All Fundings Ratable...............................................................................12
   7.8.    Administrative Agent's Availability Assumptions.......................................................13
   7.9.    Disbursement..........................................................................................13
   7.10.   Restrictions on Advances..............................................................................13
   7.11.   Restriction on Number of Eurodollar Loans.............................................................14
   7.12.   Each Advance Request and Letter of Credit Request a Certification.....................................14
   7.13.   Requirements for Every Advance Request................................................................14
   7.14.   Requirements for Every Letter of Credit Request.......................................................14
   7.15.   Exoneration of Administrative Agent and Lenders.......................................................14
8.    Guaranties.................................................................................................15
9.    Conditions of Lending......................................................................................15
   9.1.    Conditions to Initial Advance.........................................................................15
      9.1.1.  Listed Documents and Other Items...................................................................15
      9.1.2.  Financial Condition................................................................................15
      9.1.3.  No Default.........................................................................................15
      9.1.4.  Representations and Warranties.....................................................................15
      9.1.5.  No Material Adverse Change.........................................................................16
      9.1.6.  Pending Material Proceedings.......................................................................16
      9.1.7.  Payment of Fees....................................................................................16
      9.1.8.  Other Items........................................................................................16
   9.2.    Conditions to Subsequent Advances.....................................................................16
      9.2.1.  General Conditions.................................................................................16
      9.2.2.  Representations and Warranties.....................................................................16
      9.2.3.  Pending Material Proceedings.......................................................................16
      9.2.4.  No Default.........................................................................................16
10.      Conditions to Issuance of Letters of Credit.............................................................16
   10.1.   Letter of Credit Application/Reimbursement Agreement..................................................16
   10.2.   No Prohibitions.......................................................................................17
   10.3.   Representations and Warranties........................................................................17
   10.4.   Pending Material Proceedings..........................................................................17
   10.5.   No Default............................................................................................17
   10.6.   Other Conditions......................................................................................17


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
11.      Representations and Warranties..........................................................................17
   11.1.   Organization and Existence............................................................................17
   11.2.   Authorization.........................................................................................17
   11.3.   Due Execution.........................................................................................18
   11.4.   Enforceability of Obligations.........................................................................18
   11.5.   Burdensome Obligations................................................................................18
   11.6.   Legal Restraints......................................................................................18
   11.7.   Labor Contracts and Disputes..........................................................................18
   11.8.   No Material Proceedings...............................................................................18
   11.9.   Material Licenses.....................................................................................18
   11.10.     Compliance with Material Laws......................................................................18
      11.10.1.   General Compliance with Environmental Laws......................................................18
      11.10.2.   Proceedings.....................................................................................19
      11.10.3.   Investigations Regarding Hazardous Materials....................................................19
      11.10.4.   Notices and Reports Regarding Hazardous Materials...............................................19
      11.10.5.   Hazardous Materials on Real Property............................................................19
   11.11.     Other Names........................................................................................19
   11.12.     Financial Statements...............................................................................19
   11.13.     No Change in Condition.............................................................................19
   11.14.     No Defaults........................................................................................20
   11.15.     Investments........................................................................................20
   11.16.     Indebtedness.......................................................................................20
   11.17.     Indirect Obligations...............................................................................20
   11.18.     Operating Leases...................................................................................20
   11.19.     Capital Leases.....................................................................................20
   11.20.     Tax Liabilities; Governmental Charges..............................................................20
   11.21.     Pension Benefit Plans..............................................................................20
      11.21.1.   Prohibited Transactions.........................................................................20
      11.21.2.   Claims..........................................................................................21
      11.21.3.   Reporting and Disclosure Requirements...........................................................21
      11.21.4.   Accumulated Funding Deficiency..................................................................21
      11.21.5.   Multi-employer Plan.............................................................................21
   11.22.     Welfare Benefit Plans..............................................................................21
   11.23.     Retiree Benefits...................................................................................21
   11.24.     Distributions......................................................................................21
   11.25.     State of Property..................................................................................21
   11.26.     Chief Place of Business; Locations of Records and Property; Places of Business.....................22
   11.27.     Subsidiaries and Affiliates........................................................................22
   11.28.     Margin Stock.......................................................................................22
   11.29.     Securities Matters.................................................................................22
   11.30.     Investment Company Act, Etc........................................................................22
   11.31.     No Material Misstatements or Omissions.............................................................22
   11.32.     Broker's Fees......................................................................................23
12.      Modification and Survival of Representations............................................................23
13.      Affirmative Covenants...................................................................................23
   13.1.   Use of Proceeds.......................................................................................23
   13.2.   Corporate Existence...................................................................................23
   13.3.   Maintenance of Property and Leases....................................................................23
   13.4.   Inventory.............................................................................................24
   13.5.   Insurance.............................................................................................24
   13.6.   Payment of Taxes and Other Obligations................................................................24


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
   13.7.   Compliance With Laws..................................................................................24
      13.7.1.    Environmental Laws..............................................................................24
      13.7.2.    Plans...........................................................................................25
   13.8.   Discovery and Clean-Up of Hazardous Material..........................................................25
      13.8.1.    In General......................................................................................25
      13.8.2.    Asbestos Clean-Up...............................................................................25
   13.9.   Notice to Administrative Agent of Material Events.....................................................25
   13.10.     Borrowing Representatives..........................................................................27
   13.11.     Accounting System..................................................................................27
   13.12.     Tracing of Proceeds................................................................................27
   13.13.     Financial Statements...............................................................................28
      13.13.1.   Annual Financial Statements.....................................................................28
      13.13.2.   Quarterly Financial Statements..................................................................28
   13.14.     Other Financial Information........................................................................29
      13.14.1.   Other Reports or Information Concerning Accounts or Inventory...................................29
      13.14.2.   Stockholder and SEC Reports.....................................................................29
   13.15.     Other Information..................................................................................29
   13.16.     Audits by Administrative Agent.....................................................................29
   13.17.     Access to Officers and Auditors....................................................................29
   13.18.     Pro Formas for Permitted Acquisitions..............................................................30
   13.19.     Further Assurances.................................................................................30
14.      Negative Covenants......................................................................................30
   14.1.   Investments...........................................................................................30
   14.2.   Indebtedness..........................................................................................31
   14.3.   Prepayments...........................................................................................31
   14.4.   Indirect Obligations..................................................................................32
   14.5.   Security Interests....................................................................................32
   14.6.   Acquisitions..........................................................................................32
      14.6.1.    Non-hostile Acquisitions; Similar Business Line.................................................33
      14.6.2.    Individual Acquisition Dollar Limitation........................................................33
      14.6.3.    Surviving Company Becomes a Guarantor...........................................................33
      14.6.4.    Due Diligence Materials; Pro Forma Financial Statements; Historical Financial
      Statements; Agreements and Certificates....................................................................33
   14.7.   Distributions.........................................................................................34
   14.8.   Capital Structure; Equity Securities..................................................................34
   14.9.   Change of Business....................................................................................34
   14.10.  Transactions With Affiliates..........................................................................34
   14.11.  Disposal of Property..................................................................................35
   14.12.  Conflicting Agreements................................................................................35
   14.13.  Investment Banking and Finder's Fees..................................................................35
   14.14.  Sale and Leaseback Transactions.......................................................................35
   14.15.  New Subsidiaries......................................................................................35
   14.16.  Fiscal Year...........................................................................................35
   14.17.  Termination of Pension Benefit Plan...................................................................35
   14.18.  Transactions Having a Material Adverse Effect.........................................................35
15.      Financial Covenants.....................................................................................36
   15.1.   Special Definitions...................................................................................36
   15.2.   Maximum Ratio of Total Funded Indebtedness to EBITDA..................................................36
   15.3.   Maximum Ratio of Total Funded Indebtedness to Total Capitalization....................................36
16.      Default.................................................................................................36
   16.1.   Events of Default.....................................................................................36

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
      16.1.1.    Failure to Pay Principal or Interest............................................................36
      16.1.2.    Failure to Pay or Other Amounts Owed to Lenders.................................................37
      16.1.3.    Failure to Pay Amounts Owed to Other Persons....................................................37
      16.1.4.    Representations or Warranties...................................................................37
      16.1.5.    Certain Covenants...............................................................................37
      16.1.6.    Other Covenants.................................................................................37
      16.1.7.    Acceleration of Other Indebtedness..............................................................37
      16.1.8.    Default Under Other Agreements..................................................................37
      16.1.9.    Bankruptcy; Insolvency; Etc.....................................................................37
      16.1.10.   Judgments; Attachment; Settlement; Etc..........................................................38
      16.1.11.   Pension Benefit Plan Termination, Etc...........................................................38
      16.1.12.   Liquidation or Dissolution......................................................................38
      16.1.13.   Seizure of Assets...............................................................................38
      16.1.14.   Loan Documents..................................................................................39
      16.1.15.   Guaranty; Guarantor.............................................................................39
      16.1.16.   Change of Control...............................................................................39
      16.1.17.   Delivery of Post-Closing Items..................................................................39
   16.2.   Cross Default.........................................................................................39
   16.3.   Rights and Remedies...................................................................................40
      16.3.1.    Termination of Commitments......................................................................40
      16.3.2.    Acceleration....................................................................................40
      16.3.3.    Right of Setoff.................................................................................40
      16.3.4.    Miscellaneous...................................................................................41
   16.4.   Application of Funds..................................................................................41
   16.5.   Notice................................................................................................41
17.      Administrative Agent and Lenders........................................................................42
   17.1.   Appointment and Authorization of Administrative Agent.................................................42
   17.2.   Delegation of Duties..................................................................................42
   17.3.   Liability of Administrative Agent.....................................................................42
   17.4.   Reliance by Administrative Agent......................................................................43
   17.5.   Notice of Default.....................................................................................43
   17.6.   Credit Decision; Disclosure of Information by Administrative Agent....................................44
   17.7.   Indemnification of Administrative Agent...............................................................44
   17.8.   Administrative Agent in its Individual Capacity.......................................................44
   17.9.   Successor Administrative Agent........................................................................45
   17.10.  Collections and Distributions to Lenders by Administrative Agent......................................45
18.      Change in Circumstances.................................................................................46
   18.1.   Compensation for Increased Costs and Reduced Returns..................................................46
      18.1.1.    Law Changes or Tax Impositions..................................................................46
      18.1.2.    Capital Adequacy................................................................................46
      18.1.3.    Notice to Borrower..............................................................................47
   18.2.   Market Failure........................................................................................47
   18.3.   Illegality............................................................................................47
   18.4.   Compensation..........................................................................................47
   18.5.   Treatment of Affected Loans...........................................................................48
   18.6.   Taxes.................................................................................................49
      18.6.1.    Gross-Up........................................................................................49
      18.6.2.    Lenders' Undertakings...........................................................................49
      18.6.3.    Survival of Borrower's Obligations..............................................................50
   18.7.   Usury.................................................................................................50
19.      General.................................................................................................51


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
   19.1.   Lenders' Right to Cure................................................................................51
   19.2.   Rights Not Exclusive..................................................................................51
   19.3.   Survival of Agreements................................................................................51
   19.4.   Assignments...........................................................................................51
      19.4.1.    Permitted Assignments...........................................................................51
      19.4.2.    Consequences and Effect of Assignments..........................................................52
      19.4.3.    Agreements Upon Assignment......................................................................52
      19.4.4.    Register........................................................................................52
      19.4.5.    Notice to Borrower of Assignment................................................................53
      19.4.6.    Assignment to Federal Reserve Bank..............................................................53
   19.5.   Sale of Participations................................................................................53
   19.6.   Information...........................................................................................54
   19.7.   Payment of Expenses...................................................................................54
   19.8.   General Indemnity.....................................................................................54
   19.9.   Letters of Credit.....................................................................................55
   19.10.  Loan Records..........................................................................................55
   19.11.  Other Security and Guaranties.........................................................................56
   19.12.  Loan Obligations Payable in Dollars...................................................................56
20.      Miscellaneous...........................................................................................56
   20.1.   Notices...............................................................................................56
   20.2.   Amendments and Modifications; Waivers and Consents....................................................56
   20.3.   Rights Cumulative.....................................................................................57
   20.4.   Successors and Assigns................................................................................57
   20.5.   Severability..........................................................................................57
   20.6.   Counterparts..........................................................................................57
   20.7.   Governing Law; No Third Party Rights..................................................................57
   20.8.   Counterpart Facsimile Execution.......................................................................58
   20.9.   Reproductions as Evidence.............................................................................58
   20.10.  Negotiated Transaction................................................................................58
   20.11.  MANDATORY ARBITRATION.................................................................................58
      20.11.1.   SPECIAL RULES...................................................................................59
      20.11.2.   RESERVATION OF RIGHTS...........................................................................59
      20.11.3.   CONFIDENTIALITY.................................................................................59
   20.12.     CHOICE OF FORUM....................................................................................59
   20.13.     SERVICE OF PROCESS.................................................................................60
   20.14.     WAIVER OF JURY TRIAL...............................................................................60
   20.15.     Incorporation By Reference.........................................................................61
   20.16.     Statutory Notice - Oral Commitments................................................................61

                           CREDIT FACILITIES AGREEMENT

         In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Young Innovations, Inc., a Missouri corporation, (Borrower), Bank of America, N.A., a national banking association (Bank of America), as Administrative Agent and Letter of Credit Issuer, and Bank of America and the other lenders listed on Exhibit 3 to this Agreement, as Lenders, agree as follows:

1. EFFECTIVE DATE. This Agreement is effective as of March 20, 2001.

2. DEFINITIONS AND RULES OF CONSTRUCTION.

          2.1. LISTED DEFINITIONS. Capitalized words defined in the Glossary attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents. The inclusion of a defined term in the Glossary that is not used elsewhere in this Agreement or in the other Loan Documents shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

          2.2. OTHER DEFINITIONS. If a capitalized word in this Agreement is not defined in the Glossary, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

          2.3. REFERENCES TO COVERED PERSON. The words Covered Person, a Covered Person, any Covered Person, each Covered Person and every Covered Person refer to Borrower and each of its now existing or later acquired, created or organized Subsidiaries, separately. The words Covered Persons refers to Borrower and its now existing or later acquired, created or organized Subsidiaries, collectively.

          2.4. REFERENCES TO REQUIRED LENDERS. The words Required Lenders means any one or more Lenders whose shares of Lenders' Exposure at the relevant time aggregate at least 51%.

          2.5. ACCOUNTING TERMS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be determined under GAAP. All financial measurements contemplated hereunder respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated basis in accordance with GAAP unless expressly provided otherwise herein.

          2.6. CHANGES IN ACCOUNTING PRINCIPLES. If any Covered Person, at the end of its fiscal year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of such Covered Person, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of such Covered Person shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect and compliance therewith shall be determined without regard to such changes.

          2.7. MEANING OF SATISFACTORY. Whenever herein a document or matter is required to be satisfactory to Administrative Agent or satisfactory to Lenders or satisfactory to Required Lenders, unless expressly stated otherwise such document must be satisfactory to Administrative Agent, Lenders or Required Lenders (as applicable) in both form and substance, and unless expressly stated otherwise Administrative Agent, Lenders or Required Lenders (as applicable) shall have the reasonable discretion to determine whether the document or matter is satisfactory.

          2.8. COMPUTATION OF TIME PERIODS. In computing or defining periods of time from a specified date to a later specified date, and in computing the accrual of interest or fees, the word from shall mean from and including and the words to and until shall each mean to but excluding. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years are to calendar months and calendar years unless otherwise specified.

          2.9. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) including is not limiting; (v) or has the inclusive meaning represented by the phrase and/or; (vi) the words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, of, and the word Exhibit refers to an Exhibit to, this Agreement unless it expressly refers to something else; (viii) reference to any agreement, document, or instrument (including this Agreement and any other Loan Document or other agreement, document or instrument defined herein), means such agreement, document, or instrument as amended, modified, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and includes all attachments thereto and documents incorporated therein, if any; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. LENDERS' COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the Representations and Warranties, Lenders make the following commitments to Borrower:

          3.1. REVOLVING LOAN COMMITMENTS.

               3.1.1. AGGREGATE AMOUNT; REDUCTIONS. Subject to the limitations in Section 3.1.2 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender's pro-rata share (as listed on Exhibit 3 hereto) of an Aggregate Revolving Loan Commitment that is initially $20,000,000, but which may decrease from time to time as provided herein, by funding such Lender's pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein. Subject to the limitations in Section 3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be re-borrowed through Revolving Loan Advances. Borrower may also reduce the amount of the Aggregate Revolving Loan Commitment in whole multiples of $100,000, at any time and from time to time, but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 20.1) or telephonic notice (promptly confirmed in writing in the manner provided in Section 20.1) of Borrower's intention to make such reduction at least two Business Days prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required under Section 6.2.2 as a consequence of the reduction. Any such reduction of the amount of the Aggregate Revolving Loan Commitment shall be permanent. Each Lender's initial Revolving Loan Commitment is its pro-rata share of the Aggregate Revolving Loan Commitment. Upon any reduction of the Aggregate Revolving Loan Commitment, each Lender's Revolving Loan Commitment will automatically reduce by such Lender's pro-rata share of the reduction of the Aggregate Revolving Loan Commitment.

               3.1.2. LIMITATION ON REVOLVING LOAN ADVANCES. No Revolving Loan Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date. Lenders may, however, in their absolute discretion make such Revolving Loan Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Loan Advances thereafter. At any time that there is an Existing Default, the Aggregate Revolving Loan Commitment may be canceled as provided in Section 16.3. The Maximum Available Amount on any date shall be a Dollar amount equal to (i) the amount of the Aggregate Revolving Loan Commitment, minus (ii) (a) the Letter of Credit Exposure on such date (except to the extent that such Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit) and (b) the Swingline Loan (except to the extent that such Revolving Loan Advance will be used immediately to repay Bank of America for a Swingline Loan).

               3.1.3. REVOLVING NOTES. The obligation of Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to the amount of its Revolving Loan Commitment and otherwise in the form attached hereto as Exhibit 3.1.3.

          3.2. SWINGLINE COMMITMENT.

               3.2.1. SWINGLINE ADVANCES. Subject to the limitations in Section
               3.2.2 and elsewhere herein, Bank of America commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, a Swingline Commitment that is initially $3,000,000, but which may decrease from time to time as provided herein, by funding Swingline Advances made from time to time by Bank of America as provided herein. Subject to the limitations in
               Section 3.2.2 and elsewhere herein, payments and prepayments that are applied to reduce the Swingline Loan may be re-borrowed through Swingline Advances. The Swingline Commitment shall terminate automatically if the Required Lenders terminate the Aggregate Revolving Loan Commitment; Bank of America, in its sole discretion, may terminate the foregoing Swingline Commitment at any time from and after the occurrence of an Event of Default that has not been waived in writing.

               3.2.2. LIMITATIONS ON SWINGLINE ADVANCES. No Swingline Advance will be made on or after the Revolving Loan Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Swingline Maximum Available Amount. The Swingline Maximum Available Amount on any date shall be a Dollar amount equal to the lesser of (i) $3,000,000, or (ii) an amount equal to the Aggregate Revolving Loan Commitment minus the sum of the Aggregate Revolving Loan and the Letter of Credit Exposure immediately prior to the making of such Swingline Advance.

               3.2.3. SWINGLINE NOTE. The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Bank of America in a maximum principal amount equal to the Swingline Commitment and otherwise in a form satisfactory to Bank of America.

               3.2.4. SWINGLINE DOCUMENTS. To the extent that any of the terms or provisions of the Swingline Documents are in conflict with the terms of this Agreement or the other Loan Documents (other than the Swingline Documents), the terms and provisions of this Agreement and the other Loan Documents (other than the Swingline Documents) shall govern and control in all respects.

               3.2.5. SWINGLINE LOAN. Bank of America shall be permitted to take all actions, or omit to take any actions, with respect to the Swingline Loan, including, without limitation, acceleration of the Swingline Loan, the termination of the Swingline Commitment, or imposition of the Default Rate with respect to the Swingline Loan in accordance with the terms hereof, the Swingline Documents and applicable Law, in each case, without the consent of, or notice to, Administrative Agent or any other Lender, notwithstanding anything contained herein to the contrary; provided, however, that Bank of America may not increase the Swingline Commitment or impose the Default Rate on the Swingline Loan without the prior consent of the Required Lenders. The amount of the Swingline Commitment may be changed at the sole discretion of Bank of America (or its assignee) without the consent of the other Lenders or Administrative Agent. Bank of America will use its reasonable efforts to give notice to the other Lenders and the Administrative Agent of any change in the amount of the Swingline Commitment, termination of the Swingline Commitment or acceleration of the Swingline Loan, but the failure to give any such notice, unless intentional, shall not result in any liability to Bank of America.

          3.3. LETTER OF CREDIT COMMITMENT. Bank of America commits to issue standby letters of credit and commercial (documentary) letters of credit for the account of Borrower from time to time from the Effective Date to the Revolving Loan Maturity Date, but only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (i) $2,000,000 and (ii) any excess of the Maximum Available Amount over the sum of the Aggregate Revolving Loan. The expiration date of any Letter of Credit will be a Business Day that is not more than one year after its issuance date and is not later than the Revolving Loan Maturity Date. Immediately upon the issuance by Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a pro-rata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's pro-rata undivided interest shall be the same as its pro-rata share of the Aggregate Revolving Loan Commitment.

4. INTEREST.

          4.1. INTEREST ON DRAWS ON LETTERS OF CREDIT. The unreimbursed amount of each draw on a Letter of Credit shall bear interest at a rate per annum equal to the Adjusted Base Rate.

          4.2. INTEREST ON THE SWINGLINE LOAN. The entire Swingline Loan shall be a Base Rate Loan and shall bear interest at the Adjusted Base Rate.

          4.3. INTEREST ON AGGREGATE REVOLVING LOAN. Except with respect to Swingline Advances, Borrower may, as provided in Section 7, designate the whole of an Advance or any part of an Advance to be either a Base Rate Advance or a Eurodollar Advance; provided, however, during the existence of an Existing Default, Borrower may not designate an Advance or part of an Advance as a Eurodollar Advance. Each Base Rate Advance when made will become a Base Rate Loan, which shall bear interest at the Adjusted Base Rate. Each Eurodollar Advance when made will become a Eurodollar Loan, which shall bear interest at the Adjusted Eurodollar Rate. Borrower may also, as provided herein, convert some or all of a Base Rate Loan into a Eurodollar Loan and some or all of a Eurodollar Loan into a Base Rate Loan. For each Eurodollar Loan, Borrower shall select an Interest Period as provided in Section 4.7. A Eurodollar Loan shall bear interest at the Adjusted Eurodollar Rate throughout the applicable Interest Period designated by Borrower.

          4.4. ADJUSTED BASE RATE. The Adjusted Base Rate for any Base Rate Loan shall be the Base Rate plus the Base Rate Increment. The Base Rate Increment is zero percent (0%).

          4.5. ADJUSTED EURODOLLAR RATE. The Adjusted Eurodollar Rate for any Eurodollar Loan shall be the Eurodollar Rate plus the Eurodollar Increment. The Eurodollar Increment is one percent (1.00%).

          4.6. CONVERSION OF LOANS. Borrower may (i) as of any Business Day convert some or all of a Base Rate Loan (other than the Swingline
          Loan) to a Eurodollar Loan, or (ii) at the end of any Interest Period of a Eurodollar Loan, continue the Loan as a Eurodollar Loan for an additional Interest Period or convert some or all of such Eurodollar Loan to a Base Rate Loan; provided however, that if there is an Existing Default, Borrower may not convert a Base Rate Loan to a Eurodollar Loan or continue a Eurodollar Loan for an additional Interest Period. The Swingline Loan may not be converted from a Base Rate Loan to a Eurodollar Loan. To cause any conversion or continuation, Borrower shall give Administrative Agent, prior to 11:00 a.m. (Local Time) three Business Days prior to the date the conversion or continuation is to be effective in the case of a Eurodollar Loan or on the same Business Day the conversion or continuation is to be effective with respect to the conversion of a Eurodollar Loan into a Base Rate Loan or continuation of a Base Rate Loan, a written request (which may be mailed, personally delivered or telecopied as provided in Section 20.1) or telephonic request (promptly confirmed in writing in the manner provided in Section 20.1) (i) specifying whether a conversion or continuation is requested, (ii) in the case of a conversion, specifying the amount to be converted and whether it is to be a Eurodollar Loan or a Base Rate Loan upon the conversion, and
          (iii) in the case of any conversion to or continuation of a Eurodollar Loan, specifying the Interest Period therefor. If such notice is not given prior to 11:00 a.m. (Local Time) on the third Business Day preceding the last day of the Interest Period of a Eurodollar Loan, then Borrower shall be deemed to have timely given a notice to Administrative Agent requesting to convert all of such Eurodollar Loan to a Base Rate Loan. In the case of a Eurodollar Loan, any conversion or continuation shall become effective on the day following the last day of the current Interest Period.

          4.7. INTEREST PERIODS FOR EURODOLLAR LOANS. For each Eurodollar Loan Borrower shall select an Interest Period that is either one, two, three or six months; provided that:

               (i) every such Interest Period shall commence on the date of such Advance or on the date of the conversion or continuation of any Loan as a Eurodollar Loan;

               (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iv) no Interest Period shall extend beyond the Revolving Loan Maturity Date.

          4.8. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

          4.9. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days for all Eurodollar Loans and 365 or 366 days, as applicable, for all Base Rate Loans. Interest rates that are based on the Base Rate shall change simultaneously with any change in the Base Rate and shall be effective for the entire day on which such change becomes effective. The Base Rate will be determined by Administrative Agent before the initial Advance on the Effective Date and on each Business Day thereafter when the Base Rate changes.

          4.10. RATE AFTER MATURITY. Borrower shall pay interest on the Aggregate Revolving Loan, the Swingline Loan and on the other Loan Obligations after their Maturity, and, at the option of Required Lenders, on the Aggregate Revolving Loan, the Swingline Loan and on the principal amount of the other Loan Obligations and (to the extent permitted by law) accrued and unpaid interest, after the occurrence of an Event of Default (and notice from Administrative Agent that the Default Rate is in effect) until it has been cured by Borrower or waived in writing as permitted herein, at a rate per annum equal to 2.00% plus the interest rate otherwise in effect hereunder.

5. FEES.

          5.1. REVOLVING LOAN COMMITMENT FEE. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Revolving Loan Commitment Fee calculated by applying the daily equivalent of an annual rate of 0.15% to the Unused Revolving Loan Commitment on each day during the period from the Effective Date to the Revolving Loan Maturity Date. The Unused Revolving Loan Commitment on any day shall be the difference between (i) the amount of the Aggregate Revolving Loan Commitment and (ii) the sum of (a) the Aggregate Revolving Loan, and (b) the Letter of Credit Exposure. The Revolving Loan Commitment Fee shall be payable quarterly in arrears commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each quarter thereafter and on the Revolving Loan Maturity Date.

          5.2. STANDBY LETTER OF CREDIT FEE. Borrower shall pay to Administrative Agent for the account of Letter of Credit Issuer and each other Lender, a non-refundable recurring Standby Letter of Credit Fee for each standby Letter of Credit issued by Letter of Credit Issuer. The Standby Letter of Credit Fee for any standby Letter of Credit shall be an amount equal to the greater of (i) $300 and (ii) an annual amount determined by applying the quarterly equivalent of the Eurodollar Increment to the aggregate undrawn amount of such standby Letter of Credit. The Standby Letter of Credit Fee for each standby Letter of Credit shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter until the earlier of its expiration or the Revolving Loan Maturity Date. The Standby Letter of Credit Fee will be distributed by Administrative Agent to Lenders with Revolving Loan Commitments in accordance with their pro rata shares of the Aggregate Revolving Loan Commitment.

          5.3. COMMERCIAL LETTER OF CREDIT FEE. Borrower shall pay to Administrative Agent for the account of Letter of Credit Issuer and each other Lender a non-refundable, recurring Commercial Letter of Credit Fee for each Commercial Letter of Credit issued by Letter of Credit Issuer that is equal to .25% of the original face amount of such commercial Letter of Credit. Such Commercial Letter of Credit Fee shall be payable in installments, in arrears, as follows: Upon presentation of each draft with respect to such commercial Letter of Credit, a portion of such Commercial Letter of Credit Fee equal to .25% of the draft amount, but not less than $75, shall be due and payable. Further, 30 days after the expiration of such commercial Letter of Credit, a portion of such Commercial Letter of Credit Fee equal to .25% of the undrawn amount of such Commercial Letter of Credit, but not less than $75, shall be due and payable. Seventy-Five Dollars ($75) of each installment of such Commercial Letter of Credit Fee received by Administrative Agent will be paid to Letter of Credit Issuer in consideration of Letter of Credit Issuer issuing and managing such commercial Letter of Credit. The remainder of such Commercial Letter of Credit Fee will be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the Aggregate Revolving Loan Commitment.

          5.4. LETTER OF CREDIT FRONTING FEE. Borrower shall pay to Letter of Credit Issuer a non-refundable, one-time Fronting Fee equal to the greater of (i) $75, plus .125% of the undrawn amount of each Letter of Credit issued by Letter of Credit Issuer, and (ii) $300, as of its issuance date.

          5.5. OTHER LETTER OF CREDIT FEES. Borrower shall pay to Letter of Credit Issuer such Letter of Credit Issuer's other customary fees for issuance, amendment or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under such Letter of Credit.

          5.6. CALCULATION OF FEES. All of the foregoing fees and all other fees payable to Administrative Agent or any Lender that are based on an annual percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

6. PAYMENTS.

          6.1. SCHEDULED PAYMENTS ON AGGREGATE REVOLVING LOAN AND SWINGLINE
          LOAN.

               6.1.1. INTEREST. Borrower shall pay interest accrued on each Base Rate Loan included in the Aggregate Revolving Loan and on the Swingline Loan quarterly in arrears beginning on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter, and on the Revolving Loan Maturity Date. Borrower shall pay interest accrued on each Eurodollar Loan included in the Aggregate Revolving Loan at the end of its Interest Period and, in addition, for each such Eurodollar Loan with an Interest Period longer than 90 days, Borrower shall pay interest accrued thereon quarterly on the first day of each calendar quarter during such Interest Period. Borrower shall pay interest accrued on each Revolving Loan and the Swingline Loan after the Revolving Loan Maturity Date on demand.

               6.1.2. PRINCIPAL; MATURITY. Borrower shall repay the entire amount of the Aggregate Revolving Loan as then outstanding on April 30, 2002, and Borrower shall repay the entire amount of the Swingline Loan on the same Business Day as demand therefore, or if no demand is made, on April 30, 2002; provided, however, that if demand for payment of the Swingline Loan is made after 11:00 (Local Time) on any day (except for demand made under Section
               16.3.2 or as a result of Bank of America's termination of the Swingline Commitment), payment shall be made thereon by Borrower on the following Business Day.

          6.2. PREPAYMENTS.

               6.2.1. VOLUNTARY PREPAYMENTS. Subject to the limitations in the following sentences, Borrower may at any time wholly prepay the Swingline Loan and any Base Rate Loan or Eurodollar Loan that is included in the Aggregate Revolving Loan and may make partial prepayments thereon from time to time, without penalty or premium (except as provided in clause (iv) below), but only if (i) Borrower gives Administrative Agent written notice (which may be mailed, personally delivered or telecopied as provided in Section 20.1) or telephonic notice (promptly confirmed in writing in the manner provided in Section 20.1) of Borrower's intention to make such prepayment at least two Business Days prior to tendering such prepayment in the case of a Eurodollar Loan and on the same Business Day of the tender of such prepayment in the case of a Base Rate Loan, (ii) the amount of such prepayment is at least $100,000, and over that amount, is a whole multiple of $50,000,
               (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment, in the case of a Eurodollar Loan, and (iv) Borrower pays any amount that is due under Section 18.4 as a consequence of the prepayment. All such prepayments (other than prepayments on the Swingline Loan) shall be applied by Lenders to reduce the Revolving Loans in accordance with their respective pro-rata shares of the Aggregate Revolving Loan Commitment. All prepayments on the Swingline Loan shall be applied by Bank of America to reduce the Swingline Loan.

               6.2.2. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST.

                    6.2.2.1. AGGREGATE REVOLVING LOAN. If at any time the sum of the Aggregate Revolving Loan exceeds the Maximum Available Amount, whether as a result of optional Revolving Loan Advances by Lenders as contemplated by Section 3.1.2, Swingline Advances or otherwise, Borrower shall on demand make a payment in the amount of the excess to Administrative Agent for the account of Lenders on the Aggregate Revolving Loan. Each such prepayment will be applied by Administrative Agent and Lenders first to reduce the Base Rate Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving
                    Loan) until they are reduced to zero and then to reduce the Eurodollar Loans that are included in the Aggregate Revolving Loan (and consequently a ratable portion of each Lender's Revolving Loan). Borrower shall pay any amount that is due under Section 18.4 as a consequence of such mandatory prepayment.

                    6.2.2.2. SWINGLINE LOAN. If at any time the Swingline Loan exceeds the Swingline Maximum Available Amount, Borrower shall on demand make a payment in the amount of the excess to Bank of America. Anything to the contrary in Section 7.4 notwithstanding, no Lender shall at any time have any obligation to remit funds to Bank of America to pay the amount of any excess of the Swingline Loan over the Swingline Maximum Available Amount.

          6.3. REIMBURSEMENT OBLIGATIONS OF BORROWER. Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand at the Letter of Credit Issuer's Applicable Lending Office all amounts required to pay all drafts drawn under Letters of Credit issued for the account of Borrower and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit and in any event and without demand to remit to Letter of Credit Issuer (which may be through obtaining Advances if permitted under Section 3.1.2) sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued for the account of Borrower; provided, however, that if demand for payment of any draft drawn under any Letter of Credit is made after 11:00 (Local Time) on any day (except for demand made under Section 16.3.2), payment thereof shall be made by Borrower on the following Business Day.

          6.4. MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

               6.4.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Administrative Agent for the account of Lenders as required under the Loan Documents at Administrative Agent's Applicable Lending Office on the date when due, without deduction, setoff or counterclaim. All such payments will be distributed by Administrative Agent to Lenders as provided in
               Section 17.10 for application to the Loan Obligations as provided herein.

               6.4.2. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Administrative Agent in immediately available funds at or before 12:00 noon (Local Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in
               Section 17.10 on the same Business Day. Such payments received on a day that is not a Business Day or after 12:00 noon (Local Time) on a Business Day will be distributed by Administrative Agent to Lenders as provided in Section 17.10 on the next Business Day. The amount so distributed to a Lender will be applied by such Lender to the relevant Loan Obligation on the Business Day when received.

               6.4.3. INTEREST CALCULATION. Section 6.4.2 notwithstanding, for purposes of interest calculation only, (i) a payment by check, draft or other instrument received at or before 12:00 noon (Local
               Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 12:00 noon on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash (including by way of debit to an account of Borrower with Administrative Agent) or by wire transfer received at or before 12:00 noon (Local Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (iv) a payment in cash (including by way of debit to an account of Borrower with Administrative Agent) or by wire transfer received on a day that is not a Business Day or after 12:00 noon (Local
               Time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

          6.5. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, any application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

          6.6. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Administrative Agent or any Lender is for any reason compelled to surrender any payment because such payment is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Administrative Agent or such Lender, and shall indemnify Administrative Agent or such Lender for and hold Administrative Agent or such Lender harmless from any actual loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action that Administrative Agent or such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Administrative Agent or such Lender shall be without prejudice to Administrative Agent's or such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and indefeasible. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letters of Credit and the payment and satisfaction of all of the Loan Obligations.

          6.7. DUE DATES NOT ON BUSINESS DAYS. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

7. PROCEDURE FOR OBTAINING ADVANCES AND LETTERS OF CREDIT.

          7.1. INITIAL ADVANCES. Provided that all conditions thereto hereunder are satisfied and subject to the limitations contained herein, Lenders will fund and Administrative Agent will make the initial Revolving Loan Advance on the Effective Date in immediately available funds in Dollars as directed by Borrower in a written direction delivered to Administrative Agent.

          7.2. SUBSEQUENT REVOLVING LOAN ADVANCES. Borrower may request a subsequent Revolving Loan Advance at any time, but not more often than once each Business Day, by submitting a request therefor to Administrative Agent as provided in Section 7.13. Every request for an Revolving Loan Advance shall be irrevocable. A request for a Revolving Loan Advance received by Administrative Agent on a day that is not a Business Day or that is received by Administrative Agent after 11:00 a.m. (Local Time) on a Business Day shall be treated as having been received by Administrative Agent prior to 11:00 a.m. (Local Time) on the next Business Day.

          7.3. SWINGLINE ADVANCES. Swingline Advances will be made to Borrower in accordance with the terms of the Swingline Documents and Bank of America's standard procedures for autoborrow arrangements (to the extent such procedures do not conflict with the terms of this Agreement and the Swingline Documents), as such documents and procedures may change from time to time in accordance with the terms of this Agreement and the Swingline Documents.

          7.4. REPAYMENT OF THE SWINGLINE LOAN.

               7.4.1. Bank of America shall once each week (or after an Event of Default, if Bank of America in its sole discretion has not terminated the Swingline Commitment, as often as Bank of America may in its absolute discretion determine) give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 1:00 p.m. (Local Time) on any Business Day and shall include a demand that the Swingline Loan be fully paid. Prior to 3:00 p.m. (Local Time) on such date, Lenders shall remit funds to Bank of America sufficient to reduce the Swingline Loan to zero; provided, however, that no Lender will be required to remit funds to the extent such remittance would cause such Lender's Revolving Loan to exceed such Lender's pro rata share of the Maximum Available Amount, and in such event, such Lender shall remit only so much of the requested funds as would cause such Lender's Revolving Loan to equal such Lender's pro rata share of the Maximum Available Amount. The aggregate of such remittances shall be treated as a Revolving Loan Advance and the Aggregate Revolving Loan increased accordingly; each such Revolving Advance shall be deemed to be a Base Rate Advance. Each such remittance by a Lender shall be made in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment and shall be made notwithstanding that (i) the amount of the aggregate of such remittances by Lenders may not be in the minimum amount for Revolving Loan Advances otherwise required hereunder, (ii) any conditions to Advances in Section 9 may not be then satisfied, (iii) there is an Existing Default, or
               (iv) such remittances by Lenders may be made after the Revolving Loan Maturity Date. Notwithstanding the foregoing, if the Swingline Loan is repaid by Lenders upon the demand or request of Bank of America, and the Borrower is thereby deemed to have received the proceeds of a Revolving Loan Advance, for the date such Revolving Loan Advance is deemed to have been made, Borrower shall only pay interest on the amount of the Revolving Loan Advance (and not on the amount of the Swingline Loan so repaid, irrespective of the time of day Bank of America makes demand for such payment).

               7.4.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to Borrower, remittances by Lenders as provided above cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Bank of America as of such date a pro-rata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline Loan in accordance with its pro-rata share of the Aggregate Revolving Loan Commitment. Each Lender shall remit its pro-rata share of the Swingline Loan to Bank of America promptly on demand. All interest payable with respect to such Lender's pro-rata share of the Swingline Loan shall be for the account of Bank of America to the date such remittance is made, and shall be for the account of and remitted by Bank of America to such Lender as a participant from such date. Further, until such remittance is made, such Lender shall pay to Bank of America, on demand, interest on such Lender's pro-rata share of the Swingline Loan at the Federal Funds Rate.

          7.5. ADMINISTRATIVE AGENT'S RIGHT TO MAKE OTHER REVOLVING LOAN ADVANCES -- PAYMENT OF LOAN OBLIGATIONS. With the prior approval of Required Lenders in each instance, Administrative Agent shall have the right to make Revolving Loan Advances at any time and from time to time to cause timely payment when due of any of the Loan Obligations; provided, however, that no Lender will be required to remit funds in an amount which would cause such Lender's Revolving Loan to exceed such Lender's pro rata share of the Maximum Available Amount. Administrative

          Agent may select the Advance Date for any such Revolving Loan Advance, but such Advance Date may only be a Business Day. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Any such Revolving Loan Advance will initially be a Base Rate Advance.

          7.6. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting an issuance request to Letter of Credit Issuer and executing the application/reimbursement agreement required under
          Section 10.1 no less than five Business Days prior to the requested issue date for such Letter of Credit.

          7.7. FUNDINGS.

               7.7.1. REVOLVING LOAN ADVANCES. Administrative Agent shall promptly notify each Lender of the amount of the Advance to be made on an Advance Date. Each Lender shall make immediately available to Administrative Agent by 3:00 p.m. (Local Time) on the Advance Date funds consisting solely of Dollars in the amount of its pro-rata share of such Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to Lenders from time to time.

               7.7.2. DRAWS ON LETTERS OF CREDIT. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer immediately on demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent's receipt of such notice from Letter of Credit Issuer, Administrative Agent may notify each Lender thereof and shall have the right to cause a Revolving Loan Advance to be made, regardless whether such Revolving Loan Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Loan Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Revolving Loan Advance. Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Loan Advance shall not be later than 1:00 p.m. (Local Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its pro-rata share of such Revolving Loan Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Revolving Loan Advance made by Administrative Agent pursuant to this Section 7.7.2 shall initially be a Base Rate Advance. Administrative Agent will give notice to Borrower after any such Revolving Loan Advance is made. Notwithstanding the foregoing, if any unreimbursed draw on a Letter of Credit is repaid by Lenders upon the demand or request of Bank of America, and the Borrower is thereby deemed to have received the proceeds of a Revolving Loan Advance, for the date such Revolving Loan Advance is deemed to have been made, Borrower shall only pay interest on the amount of the Revolving Loan Advance (and not on the amount of the unreimbursed Letter of Credit draw so repaid, irrespective of the time of day Bank of America makes demand for such payment).

               7.7.3. ALL FUNDINGS RATABLE. All fundings of Advances (other than Swingline Advances) shall be made by Lenders as provided herein in accordance with their pro-rata shares of the Aggregate Revolving Loan Commitment. Except as otherwise expressly provided herein, a Lender shall not be obligated to fund Revolving Loan Advances that would result in the sum of (a) such Lender's Revolving Loan, plus
               (b) such Lender's pro-rata share of the Letter of Credit Exposure exceeding its Revolving Loan Commitment, or make available any more than its pro-rata share of any Advance.

          7.8. ADMINISTRATIVE AGENT'S AVAILABILITY ASSUMPTIONS.

               7.8.1. Unless Administrative Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make immediately available to Administrative Agent such Lender's pro-rata share of the Advance which Administrative Agent will be obligated to make on the Advance Date, Administrative Agent may assume that such Lender has made the required amount available to Administrative Agent on the Advance Date and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such required amount is not in fact made immediately available to Administrative Agent by such Lender on the Advance Date, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Administrative Agent's demand therefor, then Administrative Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Administrative Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for the Advance in question determined from the request therefor (without duplication of any interest accruing thereon under any other provision of this Agreement). Each Lender shall be obligated only to fund its pro-rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its pro-rata share thereof.

               7.8.2. Unless Administrative Agent has been given written notice by Borrower prior to the date any payment to be made by it is due, that it does not intend to remit such payment, Administrative Agent may assume that the Borrower has timely remitted such payment and Administrative Agent may, in reliance upon such assumption, make available a corresponding amount or pro-rata portion thereof to the Persons entitled thereto. If such payment was not in fact remitted to the Administrative Agent in immediately available funds, then, each Lender shall immediately on demand repay to Administrative Agent the corresponding amount or pro-rata portion thereof made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent, at the Federal Funds Rate.

          7.9. DISBURSEMENT. Provided that all conditions precedent herein to a requested Advance have been satisfied, Administrative Agent will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at Administrative Agent's Applicable Lending Office.

          7.10. RESTRICTIONS ON ADVANCES. No Eurodollar Advance will be made unless it is at least $250,000, and, over that amount, unless it is a whole multiple of $100,000. No Base Rate Advance will be made unless it is a whole multiple of $100,000 and at least $100,000. No more than one Revolving Loan Advance will be made on any one day pursuant to a request for a

          Revolving Loan Advance. No more than one Swingline Advance will be made on any day. Advances will only be made for the purposes permitted in Section 13.1. No Eurodollar Advance will be made so long as there is any Existing Default. Notwithstanding the foregoing, the Swingline Documents will govern whether there are any minimum advance amount requirements for Swingline Advances.

          7.11. RESTRICTION ON NUMBER OF EURODOLLAR LOANS. No more than 8 Eurodollar Loans with different Interest Periods may be outstanding at any one time.

          7.12. EACH ADVANCE REQUEST AND LETTER OF CREDIT REQUEST A CERTIFICATION. Each submittal of a request for an Advance and each submittal of a request for the issuance of a Letter of Credit by a Borrowing Representative shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied, and (iii) the Representations and Warranties are then true, with such exceptions as have been disclosed to Lenders in writing by Borrower or a Guarantor from time to time and are satisfactory to Lenders, and will be true on the Advance Date or issuance date, as applicable, as if then made with such exceptions.

          7.13. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a written request (which shall be in the form attached hereto as Exhibit 7.13 and mailed, personally delivered or telecopied as provided in Section 20.1) or a telephonic request (promptly confirmed in writing in the form attached hereto as Exhibit 7.13 in the manner provided in Section 20.1) from a Borrowing Representative to Administrative Agent that specifies the amount of the Advance to be made, the Advance Date for the requested Advance, the portion of the Advance which is requested to be a Eurodollar Advance and the portion of the Advance which is requested to be a Base Rate Advance, and the Interest Period to be applicable to the Eurodollar Loan that will result from a requested Eurodollar Advance, shall be treated as a request for an Advance. No Advance Date for any requested Advance may be other than a Business Day. A request for a Eurodollar Advance must be given prior to 11:00 a.m. (Local Time) at least two Business Days prior to the Advance Date for such Eurodollar Advance. A request for a Base Rate Advance must be given prior to 11:00 a.m. (Local Time) on the Advance Date for such Base Rate Advance; provided, however, that with respect to any Advance to be made on the Effective Date, the request for such Advance shall be delivered to Administrative Agent prior to 11:00 a.m. (Local Time) on the Effective Date and such Advance must be a Base Rate Advance only.

          7.14. REQUIREMENTS FOR EVERY LETTER OF CREDIT REQUEST. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 20.1) from a Borrowing Representative to Administrative Agent or an electronic initiation over an online service provided by Letter of Credit Issuer that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 30 Business Days before the Revolving Loan Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

          7.15. EXONERATION OF ADMINISTRATIVE AGENT AND LENDERS. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for treating a request that meets the express requirements of
          Section 7.13 or Section 7.14 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is a Borrowing Representative or if, in the case of a request for a Letter of Credit, it is electronically initiated. Neither Administrative Agent nor any Lender shall incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Administrative Agent believes in good faith that the Person making the request is not a Borrowing Representative.

8. GUARANTIES. Borrower shall on or before the Effective Date cause to be executed and delivered to Administrative Agent the unconditional guaranty of the Loan Obligations by each Person listed on Exhibit 8 (which Persons constitute all of the Domestic Subsidiaries of Borrower as of the Execution Date) pursuant to a guaranty satisfactory to Lenders. In addition, if any Domestic Subsidiary is acquired, created or organized after the Execution Date, Borrower shall, contemporaneously with the acquisition, creation or organization of such a Subsidiary (but in no event later than 20 Business Days after such acquisition, creation or organization), cause to be executed and delivered by such Subsidiary an unconditional guaranty of the Loan Obligations in substantially the form of an existing Guaranty (or, at the option of Administrative Agent, a joinder to an existing Guaranty), along with, if such Subsidiary is a Material Subsidiary, the following items: (i) the Charter Documents of such Material Subsidiary; (ii) copies of all consents, licenses and approvals required in connection with the execution, performance, and enforceability of the Guaranty or joinder by such Material Subsidiary, (iii) a secretary's or members' certificate for such Material Subsidiary (certifying resolutions authorizing the execution, performance and delivery of such Guaranty or joinder, Charter Documents and incumbency of officers to sign such Guaranty or joinder); (iv) good standing certificates for such Material Subsidiary from the jurisdiction of its organization and each jurisdiction where the nature of extent of its business requires it to be qualified to do business; (v) a legal opinion of counsel to such Material Subsidiary in form acceptable to Administrative Agent, (vi) evidence of insurance for such Material Subsidiary in the form required by this Agreement. The failure to deliver to Administrative Agent such Guaranty (or joinder to an existing Guaranty) or, in the case of any Material Subsidiary, any other item required by this Section within the time period set forth in this Section will cause an immediate Event of Default.

9. CONDITIONS OF LENDING.

          9.1. CONDITIONS TO INITIAL ADVANCE. Lenders will have no obligation to fund the initial Revolving Loan Advance or the initial Swingline Advance unless:

               9.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Administrative Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 9.1.1 hereto as being delivered or obtained on or before the Effective Date, with each being satisfactory to Lenders and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

               9.1.2. FINANCIAL CONDITION. Lenders shall have determined to their satisfaction that the financial statements of Borrower for its fiscal year ended December 31, 1999 and the financial statements of Borrower for its interim period ended September 30, 2000 as furnished to Administrative Agent and the other information furnished to Administrative Agent by Borrower, fairly and accurately reflect the business and financial condition of Borrower on a consolidated basis, its cash flows and the results of its operations for such periods.

               9.1.3. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

               9.1.4. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties shall be true and correct in all material respects.

               9.1.5. NO MATERIAL ADVERSE CHANGE. Since the date of the Initial Financial Statements delivered to Administrative Agent, there shall not have been any change which has or is reasonably likely to have a Material Adverse Effect.

               9.1.6. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

               9.1.7. PAYMENT OF FEES. Borrower shall have paid and reimbursed to Lenders all fees, costs and expenses that are payable or reimbursable to Lenders hereunder on or before the Effective Date.

               9.1.8. OTHER ITEMS. Administrative Agent shall have received such other consents, approvals, opinions, certificates, documents or information as it reasonably deems necessary.

          9.2. CONDITIONS TO SUBSEQUENT ADVANCES. Lenders will have no obligation to fund any Advance after the initial Revolving Loan Advance or the initial Swingline Advance unless:

               9.2.1. GENERAL CONDITIONS. All of the conditions to the initial Advances in Section 9.1 (except the conditions in Section 9.1.4,
               9.1.5 and 9.1.6) shall have been and shall remain satisfied.

               9.2.2. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are then true in all material respects, with such exceptions as have been disclosed to Lenders in writing by Borrower or any Guarantor from time to time and are satisfactory to Lenders, and will be true in all material respects as of the time of such Advance, as if then made with such exceptions.

               9.2.3. PENDING MATERIAL PROCEEDINGS. There shall be no pending proceedings as covered by clauses (i) or (ii) of the definition of Material Proceedings; there shall be no pending proceedings as covered by clauses (iii) and (iv) of the definition of Material Proceedings with respect to which there is a reasonable likelihood that the outcome of such litigation, investigation or other proceeding would be adverse to a Covered Person and there is a reasonable likelihood that any relief or penalty expected to be awarded or imposed as a result of such adverse outcome would have a Material Adverse Effect.

               9.2.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof.

10. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. As conditions precedent to the issuance of any Letter of Credit:

          10.1. LETTER OF CREDIT APPLICATION/REIMBURSEMENT AGREEMENT. Borrower shall have executed and delivered to Letter of Credit Issuer a letter of credit application/reimbursement agreement satisfactory to Letter of Credit Issuer and Lenders under which Borrower further evidences its obligation to reimburse to Letter of Credit Issuer on demand the amount of each draw on such Letter of Credit as provided in Section 6.3, together with interest from the date of the draw at the rate provided in Section 4.1 and (without duplication) all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letter of Credit. Any pre-printed provisions in any Letter of Credit application/reimbursement agreement which conflict with any of the express provisions of this Agreement shall be deemed superceded by the provisions of this Agreement to the extent of the conflict, regardless of the date of execution of such Letter of Credit application/reimbursement agreement, unless Letter of Credit Issuer and Borrower expressly agree otherwise therein.

          10.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

          10.3. REPRESENTATIONS AND WARRANTIES. The Representations and Warranties are then true in all material respects, with such exceptions as have been disclosed to Lenders in writing by Borrower or any Guarantor from time to time and are satisfactory to Lenders, and will be true in all material respects as of the time of the issuance of such Letter of Credit, as if then made with such exceptions.

          10.4. PENDING MATERIAL PROCEEDINGS. There shall be no pending proceedings as covered by clauses (i) or (ii) of the definition of Material Proceedings; there shall be no pending proceedings as covered by clauses (iii) and (iv) of the definition of Material Proceedings with respect to which there is a reasonable likelihood that the outcome of such litigation, investigation or other proceeding would be adverse to a Covered Person and there is a reasonable likelihood that any relief or penalty expected to be awarded or imposed as a result of such adverse outcome would have a Material Adverse Effect.

          10.5. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Letter of Credit being issued or a draw thereon being made or paid.

          10.6. OTHER CONDITIONS. All of the conditions to the initial Advances in Section 9.1 (except the conditions in Section 9.1.4 and 9.1.6) shall have been and shall remain satisfied.

11. REPRESENTATIONS AND WARRANTIES. Except as otherwise described in the Disclosure Schedule attached hereto as Exhibit 11, Borrower represents and warrants to Lenders, on its behalf and on behalf of each Covered Person, as follows:

          11.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the Laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify or be in good standing will not have a Material Adverse Effect. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

          11.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person who is a party thereto. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those Governmental Authority consents, approvals, or authorizations already duly obtained and declarations or filings already duly made, or, except for those consents of other Persons which, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

          11.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

          11.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

          11.5. BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

          11.6. LEGAL RESTRAINTS. The execution and performance of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not result in any Security Interest being imposed on any of such Covered Person's property.

          11.7. LABOR CONTRACTS AND DISPUTES. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person which could reasonably be expected to have a Material Adverse Effect; as of the Execution Date, there exists no collective bargaining agreement or other labor contract covering employees of a Covered Person. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person which could reasonably be expected to have a Material Adverse Effect; as of the Execution Date, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees which has or could reasonably be expected to have a Material Adverse Effect.

          11.8. NO MATERIAL PROCEEDINGS. As of the Execution Date, there are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

          11.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

          11.10. COMPLIANCE WITH MATERIAL LAWS. Each Covered Person is in compliance in all material respects with all Material Laws except for such noncompliance which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing:

               11.10.1. GENERAL COMPLIANCE WITH ENVIRONMENTAL LAWS. The operations of every Covered Person comply in all material respects with all applicable Environmental Laws, except for instances of noncompliance which individually or when aggregated with all other such instances of noncompliance could not reasonably be expected to have a Material Adverse Effect.

               11.10.2. PROCEEDINGS. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Law which violation could reasonably be expected to have a Material Adverse Effect.

               11.10.3. INVESTIGATIONS REGARDING HAZARDOUS MATERIALS. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which have or are reasonably likely to have a Material Adverse Effect.

               11.10.4. NOTICES AND REPORTS REGARDING HAZARDOUS MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed within the four years ending on the Execution Date, or is required to be filed, by any Covered Person, except for notices and reports of spills and releases which could not reasonably be expected to have a Material Adverse Effect.

               11.10.5. HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person, nor to Borrower's actual knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon in violation of any applicable Environmental Law. Borrower has no actual knowledge of the presence of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by any Covered Person or any improvements thereon in violation of any applicable Environmental Law. No property of any Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

          11.11. OTHER NAMES. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only material trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

          11.12. FINANCIAL STATEMENTS. The Financial Statements are complete and correct in all material respects and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein, subject in the case of interim Financial Statements to normal year-end adjustments made in accordance with GAAP and the absence of footnotes.

          11.13. NO CHANGE IN CONDITION. Since the date of the Financial Statements delivered to Administrative Agent as required herein, there has been no change which has or is reasonably likely to have a Material Adverse Effect.

          11.14. NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement to which it is a party, or has defaulted with respect to any Material Obligation of such Covered Person. There is no Existing Default.

          11.15. INVESTMENTS. No Covered Person has any Investments in other Persons except Permitted Investments

          11.16. INDEBTEDNESS. No Covered Person has any Indebtedness except Permitted Indebtedness.

          11.17. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except Permitted Indirect Obligations.

          11.18. OPERATING LEASES. As of the Execution Date, no Covered Person has an interest as lessee under any Operating Leases other than leases of non-material items of office equipment.

          11.19. CAPITAL LEASES. As of the Execution Date, no Covered Person has an interest as a lessee under any Capital Leases other than Capital Leases that are Permitted Indebtedness.

          11.20. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained and except where the incremental liability for failure to file all such reports or returns (in excess of the Taxes due in respect thereof) is less than $100,000. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interest for any such Taxes has been filed for an amount which, individually or in the aggregate (when added to the amounts of all such other Security Interest filings), exceeds $100,000; and no claim is being asserted with respect to any such Taxes which, if adversely determined, has or is reasonably likely to have a Material Adverse Effect. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, will have or is reasonably likely to have a Material Adverse Effect.

          11.21. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person and intended to qualify under Section 401 of the Code have received (or have applied for and are awaiting) a favorable determination letter from the IRS with respect to their tax-qualified status under Section 401 of the Code and, along with all Welfare Benefit Plans, are in compliance with the provisions of ERISA, the Code and all other applicable Laws in all material respects. For any Pension Benefit Plan for which a determination letter is pending, no Covered Person knows of any facts or circumstances which might reasonably be expected to cause a favorable determination letter not to be issued. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect:

               11.21.1. PROHIBITED TRANSACTIONS. No Plan subject to ERISA has participated in, engaged in or been a party to any non-exempt PROHIBITED TRANSACTION as defined in ERISA or the Code, and no officer, director or employee of such Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA with respect to any such Plan.

               11.21.2. CLAIMS. There are no claims, pending or, to the knowledge of the Covered Persons, threatened, involving any Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any Plan which would likely be successfully maintained against such Covered Person or such ERISA Affiliate.

               11.21.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any Plan and no Plan has violated any applicable Law, including ERISA and the Code.

               11.21.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within 30 days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

               11.21.5. MULTI-EMPLOYER PLAN. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in section 11.21.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

          11.22. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate of any Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, has or is reasonably likely to have a Material Adverse Effect. Each Covered Person and each ERISA Affiliate of any Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

          11.23. RETIREE BENEFITS. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA or comparable state Law.

          11.24. DISTRIBUTIONS. No Distribution as defined in Section 14.7 has been declared, paid or made upon or in respect of any capital stock, membership interests or other securities of Borrower on and after the Execution Date, except as expressly permitted hereby.

          11.25. STATE OF PROPERTY. Each Covered Person has good and marketable or merchantable title to all of such Covered Person's real and personal property purported to be owned by it or reflected as owned by it in the Initial Financial Statements, except for property sold as permitted herein after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, except Permitted Security Interests.

          11.26. CHIEF PLACE OF BUSINESS; LOCATIONS OF RECORDS AND PROPERTY; PLACES OF BUSINESS. As of the Execution Date,

               11.26.1. the only chief executive office and the principal places of business of each Covered Person are located at the places listed and so identified in Section 11.26.1 of the Disclosure Schedule;

               11.26.2. the books and records of each Covered Person, and all of such Covered Person's chattel paper and all records of Accounts, are located only at the places listed and so identified in
               Section 11.26.2 of the Disclosure Schedule; and

               11.26.3. all property of each Covered Person (except for Inventory which is in transit and real property) is located only at the places listed and so identified in Section 11.26.3 of the Disclosure Schedule with respect to such Person; no Covered Person has an office or place of business other than as identified in Section 11.26 of the Disclosure Schedule.

          11.27. SUBSIDIARIES AND AFFILIATES. All of Borrower's direct and indirect Subsidiaries and Affiliates (except for Affiliates that are individuals or trusts of individuals created solely for estate planning purposes) as of the Effective Date are listed in section
          11.27 of the Disclosure Schedule. Every Subsidiary of Borrower that is required under the terms of this Agreement to be a Guarantor has timely executed and delivered a Guaranty as required hereby. Other than the Persons listed in section 11.27 of the Disclosure Schedule and such Persons which become Subsidiaries of Borrower pursuant to a Permitted Acquisition, Borrower has no Subsidiaries or Affiliates.

          11.28. MARGIN STOCK. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of PURCHASING or CARRYING MARGIN STOCK (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used in any manner, for any purpose, or under any circumstance which would result in a violation of, be inconsistent with, or require any Lender to obtain from any Person any statement or form or make any filing or report under, Regulation U.

          11.29. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

          11.30. INVESTMENT COMPANY ACT, ETC. No Covered Person is an INVESTMENT COMPANY registered or required to be registered under the Investment Company Act of 1940, or a company CONTROLLED (within the meaning of such Investment Company Act) by such an INVESTMENT COMPANY or an AFFILIATED PERSON of, or PROMOTER or PRINCIPAL UNDERWRITER for, an INVESTMENT COMPANY, as such terms are defined in the Investment Company Act of 1940. No Covered Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

          11.31. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents, any Acquisition Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower or any other Covered Person to Administrative Agent or Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Administrative Agent and Lenders everything regarding the business, operations, property, financial condition, or business prospects or itself and every Covered Person that has or is reasonably likely to have a Material Adverse Effect.

          11.32. BROKER'S FEES. No broker or finder is entitled to compensation for services rendered with respect to the transactions contemplated by this Agreement.

12. MODIFICATION AND SURVIVAL OF REPRESENTATIONS. Borrower may at any time after the initial Advances are made propose to Lenders in writing to modify the representations and warranties in Section 11, the representations and warranties in any other Loan Document and any other representation or warranty made in any certificate, report, opinion or other document delivered by Borrower pursuant to the Loan Documents. If the proposed modifications are satisfactory to Lenders as evidenced by their written assent thereto, then such representations and warranties shall be deemed and treated as so modified, but only as of the date of Borrower's written modification proposal. If such proposed modifications are not satisfactory to Lenders, then such proposed modifications shall not be deemed or treated as modifying such representations and warranties. All such representations and warranties, as made or deemed made as of a particular time, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Administrative Agent and Lenders as being true and correct as of the date when made or deemed made until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero.

13. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is irreversibly zero, Borrower shall do, or cause to be done, the following:

          13.1. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of Revolving Loan Advances and Swingline Advances shall be used solely (i) for working capital, (ii) for Capital Expenditures,
          (iii) for Permitted Acquisitions, (iv) for Permitted Redemptions, (v) for general corporate purposes, and (vi) as the source for payment of Borrower's reimbursement obligations with respect to Letters of Credit, except that the proceeds of Revolving Loan Advances may also be used to refinance existing Indebtedness.

          13.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify or be in good standing will not have and will not be reasonably likely to have a Material Adverse Effect and except for a Covered Person which merges or consolidates with another Covered Person or which is liquidated or dissolved with its assets distributed to another Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

          13.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which are necessary for the ordinary conduct of the business of such Covered Person, except where the failure to so maintain, repair and replace such property would not be reasonably likely to have a Material Adverse Effect. Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which are necessary for the ordinary conduct of the business of such Covered Person, except where the failure to so maintain such leases would not be reasonably likely to have a Material Adverse Effect.

          13.4. INVENTORY. Each Covered Person shall keep its Inventory in good and merchantable condition at its own expense and shall hold such Inventory for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Covered Person's business. All such Inventory shall be produced in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder.

          13.5. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall carry, however, business interruption insurance in such amounts as are satisfactory to Administrative Agent; Administrative Agent acknowledges that the amount of business interruption insurance reflected on the insurance certificates Borrower has delivered to Administrative Agent as "Loss of Income" coverage is satisfactory to Administrative Agent. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all Laws pertaining to workers' compensation) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Administrative Agent as an additional insured for the benefit of Lenders. All policies of insurance maintained hereunder shall contain a clause providing that prior to the stated expiration date, such policies will not be canceled or reduced in coverage without 30 days prior written notice to Administrative Agent, at its address as reflected on the insurance certificates Borrower has delivered to Administrative Agent. Borrower shall upon request of Administrative Agent made at any time (but in the absence of an Existing Default, no more often than annually), furnish to Administrative Agent updated evidence of insurance (in the form required as a condition to Administrative Agent's lending hereunder) for such insurance.

          13.6. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income Taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful Taxes whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such Taxes or such claims if such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person and if no Security Interest in respect of any such unpaid Taxes or any such claim has been filed for an amount which, individually or in the aggregate (when added to the amount of all such other Security Interests), exceeds $100,000, other than a Permitted Security Interest.

          13.7. COMPLIANCE WITH LAWS. Each Covered Person shall comply in all material respects with all Material Laws. Without limiting the generality of the foregoing:

               13.7.1. ENVIRONMENTAL LAWS. Each Covered Person shall comply in all material respects and shall use commercially reasonable efforts to ensure compliance in all material respects by all tenants, subtenants and other occupants of such Covered Person, if any, with all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               13.7.2. PLANS. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Plan maintained by such Covered Person or such ERISA Affiliate, and shall comply in all material respects with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Plan maintained by such Covered Person or such ERISA Affiliate.

          13.8. DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL.

               13.8.1. IN GENERAL. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in Section 11.10.3, or upon any Covered Person otherwise discovering the presence of Hazardous Material on any property owned or leased by such Covered Person which is in violation of any Environmental Law, Borrower shall: (i) promptly take such acts as are required by any applicable Environmental Law to prevent danger or harm to the environment or any Person as a result of such Hazardous Material; and (ii) take all steps required under any applicable Environmental Law to complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Administrative Agent informed of such actions and the results thereof.

               13.8.2. ASBESTOS CLEAN-UP. In the event that any property of any Covered Person contains Asbestos Material such that an Operations and Maintenance Program is required under applicable Law, Borrower shall develop and implement, as soon as reasonably possible, such an Operations and Maintenance Program (as contemplated by EPA guidance document entitled Managing Asbestos in Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials) for managing in place the Asbestos Material, and deliver a true, correct and complete copy of such Operations and Maintenance Program to Administrative Agent. In the event that the asbestos survey done in connection with developing the Operations and Maintenance Program reveals Asbestos Material which, due to its condition, location or planned building renovation is required to be encapsulated or removed, Borrower shall promptly cause the same to be encapsulated or removed and disposed of offsite, in either case by a licensed and experienced asbestos contractor, all in accordance with applicable state, federal and local Laws. Upon completion of any such encapsulation or removal, Borrower shall deliver to Administrative Agent a certificate in such form as is then customarily available signed by the consultant overseeing the activity certifying to Administrative Agent that the work has been completed in compliance with all applicable Laws. All costs of such inspection, testing and remedial actions shall be paid by Borrower.

          13.9. NOTICE TO ADMINISTRATIVE AGENT OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Administrative Agent of
          (i) any breach of any of the covenants in Section 13, 14, or 15; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person if such loss, damage or proceeding has or is reasonably likely to have a Material Adverse Effect. In addition,

               13.9.1. Borrower shall furnish to Administrative Agent from time to time all information which Administrative Agent requests with respect to the status of any Material Proceeding.

               13.9.2. Borrower shall furnish to Administrative Agent from time to time all information known to Borrower with respect to any fact, circumstance or event in connection with any Plan established by a Covered Person or an ERISA Affiliate of any Covered Person which could reasonably be expected to cause, or to materially increase the likelihood of the occurrence of, a Material Adverse Effect.

               13.9.3. Borrower shall deliver notice to Administrative Agent of the establishment of any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

               13.9.4. Borrower shall promptly inform Administrative Agent of its receipt of, and deliver to Administrative Agent a copy of, any: (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment,
               (iii) notice from a Governmental Authority or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

               13.9.5. Borrower shall deliver to Administrative Agent notice of the following events promptly after they occur or, in the case of clause (ii) below, promptly after Borrower receives notice or has knowledge of their occurrence: (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, or a PROHIBITED TRANSACTION or ACCUMULATED FUNDING DEFICIENCY (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or an ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution of any proceeding, or receipt by such Covered Person or such ERISA Affiliate of any notice of the taking of any other action, which is reasonably likely to result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or such ERISA Affiliate and subject to Title IV of ERISA or in the termination of any Plan with respect to which the funding obligations under such Plan would be accelerated pursuant to Plan terms as a result of such termination, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such

               Covered Person from any Pension Benefit Plan subject to Title IV of ERISA, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Administrative Agent a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes to take with respect thereto as soon as reasonably practicable after said detailed and proposed actions can be reasonably determined. For purposes of this Section, each Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or such ERISA Affiliate is the plan sponsor.

               13.9.6. Borrower shall promptly deliver to Administrative Agent notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any Permitted Indebtedness.

               13.9.7. Borrower shall promptly deliver notice to Administrative Agent of the assertion by the holder of any capital stock or any other equity interest in a Covered Person or of any Indebtedness of a Covered Person in the outstanding principal amount in excess of $500,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

               13.9.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person.

               13.9.9. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of any event that has or is reasonably likely to have a Material Adverse Effect.

               13.9.10. Borrower shall, promptly after becoming aware thereof, deliver notice to Administrative Agent of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

               13.9.11. Borrower shall promptly deliver notice to Administrative Agent of the creation or acquisition of any Subsidiary after the Effective Date, including the identity, nature, chief executive office, and state of incorporation or organization thereof.

          13.10. BORROWING REPRESENTATIVES. The Borrowing Representatives shall be those Persons listed on Exhibit 13.10 unless and until some other appropriate instrument naming Borrowing Representatives is subsequently delivered to Administrative Agent by Borrower. Borrower hereby designates Kathy Gierer as its agent for submitting requests for Advances or the issuance of Letters of Credit on behalf of Borrower under this Agreement.

          13.11. ACCOUNTING SYSTEM. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP.

          13.12. TRACING OF PROCEEDS. Each Covered Person shall maintain detailed and accurate records of all transfers of any proceeds of the Loans from Borrower to a Covered Person. Borrower and each Guarantor agrees that (a) the business operations thereof are interrelated and complement one another, and such entities have a common business purpose and common management, and (b) the proceeds of Advances hereunder will benefit each of them regardless of who requests or receives part or all of any Advance.

          13.13. FINANCIAL STATEMENTS. Borrower shall deliver to Administrative Agent for each Lender:

               13.13.1. ANNUAL FINANCIAL STATEMENTS.
               Within 120 days after the close of each fiscal year of Borrower, year end consolidated financial statements of Borrower and its Subsidiaries, containing a balance sheet, income statement, statement of cash flows and an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Administrative Agent, and accompanied by (i) a Compliance Certificate of the Chief Financial Officer of Borrower, (ii) a certificate of the independent certified public accounting firm that examined such financial statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, (iii) the management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (iv) if requested by Administrative Agent, any summary prepared by such independent certified public accounting firm of the adjustments proposed by the members of its audit team. Notwithstanding the foregoing requirements respecting financial statement delivery, for any fiscal year of Borrower, delivery by Borrower to Administrative Agent of Borrower's Annual Report on Form 10-K for such fiscal year, as filed with the Securities and Exchange Commission, on the earlier of (a) a date within the time period set forth herein for delivery of Borrower's financial statements for such fiscal year, or (b) the date of Borrower's filing of such report with the Securities and Exchange Commission will satisfy the financial statement delivery requirements under this Section.

               13.13.2. QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the end of each fiscal quarter of Borrower, unaudited consolidated financial statements of Borrower and its Subsidiaries for each fiscal quarter of Borrower, in each case containing a balance sheet, income statement, and statement of cash flows and accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower. Notwithstanding the foregoing requirements respecting financial statement delivery, for any fiscal quarter of Borrower, delivery by Borrower to Administrative Agent of Borrower's Quarterly Report on Form 10-Q for such fiscal quarter, as filed with the Securities and Exchange Commission, on the earlier of (a) a date within the time period set forth herein for delivery of Borrower's financial statements for such fiscal quarter, or (b) the date of Borrower's filing of such report with the Securities and Exchange Commission will satisfy financial statement delivery requirements under this Section.

          Each Compliance Certificate shall be in the form of Exhibit 13.13, shall contain detailed calculations of the financial measurements referred to in Section 15 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments made in accordance with GAAP and the absence of footnotes) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein),
          (ii) all of the

          Representations and Warranties are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to under this Section discloses that a representation or warranty is not true and correct, or that there is an Existing Default that has not been waived in writing by Lenders or Required Lenders, as applicable, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

          13.14. OTHER FINANCIAL INFORMATION. Borrower shall also deliver the following to Administrative Agent for each Lender:

               13.14.1. OTHER REPORTS OR INFORMATION CONCERNING ACCOUNTS OR INVENTORY. Such other reports and information, in form and detail satisfactory to Administrative Agent, and documents as Administrative Agent may request from time to time concerning Accounts or Inventory.

               13.14.2. STOCKHOLDER AND SEC REPORTS. Contemporaneously with their filing by or on behalf of Borrower or any other Covered Person, copies of any (i) proxy statements, financial statements and reports which Borrower makes available to its stockholders, members or partners, and (ii) reports, registration statements and prospectuses filed by Borrower or any other Covered Person with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

          13.15. OTHER INFORMATION. Upon the request of Administrative Agent, Borrower shall promptly deliver to Administrative Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Administrative Agent may, from time to time, reasonably request.

          13.16. AUDITS BY ADMINISTRATIVE AGENT. Administrative Agent or Persons authorized by and acting on behalf of Administrative Agent or any Lender may at any time during normal business hours audit the books and records and inspect any of the property of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Administrative Agent and such Persons in the conduct of such audits and shall deliver to Administrative Agent any instrument necessary for Administrative Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Administrative Agent for all costs and expenses by it in conducting each audit; provided however, that, unless there exists an Event of Default that has not been waived in writing, (i) such reimbursement for each such audit shall be limited to $500 per day for each Person involved in conducting the audit plus Administrative Agent's other actual out-of-pocket costs and expenses, and (ii) no more than one such audit will be reimbursed by Borrower during any fiscal year of Borrower.

          13.17. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall permit any Lender and Persons authorized by Administrative Agent to discuss, the business, operations, revenues, financial condition, property, or business prospects of such Covered Person with its officers, employees, accountants and independent auditors as often as Administrative Agent may request in its discretion, and such Covered Person shall direct such officers, employees, accountants and independent auditors to cooperate with Administrative Agent and make full disclosure to Administrative Agent of those matters that they may deem relevant to the continuing ability of

          Borrower timely to pay and perform the Loan Obligations. Administrative Agent and each Lender agrees that it will not disclose to third Persons any information that it obtains about Borrower or its operations or finances. Administrative Agent and any Lender may, however, disclose such information to each other and all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority having jurisdiction over Administrative Agent or any Lender. Administrative Agent or such Lender shall advise such Persons that such information is to be treated as confidential. Administrative Agent or a Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that its counsel advises in writing that such disclosure is reasonably necessary. Administrative Agent's and Lenders' non-disclosure obligation shall not apply to any information that (i) is disclosed to Administrative Agent or any Lender by a third Person not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) is or becomes publicly known other than as a result of disclosure by Administrative Agent or a Lender.

          13.18. PRO FORMAS FOR PERMITTED ACQUISITIONS. Borrower shall, prior to making any Permitted Acquisition, prepare and furnish to Administrative Agent pro forma financial statements for the Surviving Company, demonstrating to the satisfaction of Administrative Agent that the Surviving Company will be Solvent upon consummation of the Acquisition and upon the passage of time thereafter, and that none of the covenants in Section 15 will be violated as a consequence of such acquisition or with the passage of time thereafter. Such pro forma financial statements shall contain quarterly balance sheets, income statements, statements of cash flows and such other reports and disclosures, and shall cover such forecast periods, as Administrative Agent may in its discretion require. Borrower shall also provide to Administrative Agent copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year.

          13.19. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

14. NEGATIVE COVENANTS. Borrower covenants and agrees that, while any of the Commitments remains in effect and until all of the Loan Obligations are fully and indefeasibly paid, no Letters of Credit are outstanding and the Letter of Credit Exposure is zero, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Required Lenders:

          14.1. INVESTMENTS. Make any Investments in any other Person except the following:

               14.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; (iv) agreements involving the sale to Borrower of United States government securities and their guarantied repurchase within 7 days by a commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000, (v) tax-exempt municipal bonds with maturities of less than

               180 days, or (vi) certificates of deposit issued by and time deposits with any commercial bank chartered under the Laws of the United States or any state thereof which has capital and surplus of not less than $500,000,000.

               14.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

               14.1.3. Investments by any Covered Person in another Covered Person.

               14.1.4. Any Investments that are Permitted Acquisitions.

               14.1.5. Investments existing on the Execution Date and disclosed in section 14.1 of the Disclosure Schedule.

               14.1.6. Notes received by a Covered Person in settlement of Indebtedness of other Persons to such Covered Person that was incurred in the ordinary course of such Covered Person's business.

               14.1.7. Loans or advances to officers and employees of Borrower to the extent that the aggregate amount of all such loans and advances does not at any one time exceed $1,500,000.

               14.1.8. Notes payable to any Covered Person in payment for the assets of such Covered Person sold, transferred, exchanged, leased or otherwise disposed of as permitted herein and Investments of Persons acquired in a Permitted Acquisition which do not fall within the Investments listed in Sections 14.1.1 through 14.1.7, to the extent the aggregate amount of such notes and such Investments does not at any one time exceed $250,000.

          14.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

               14.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

               14.2.2. The Loan Obligations.

               14.2.3. Indebtedness secured by Permitted Security Interests.

               14.2.4. Indebtedness existing on the Execution Date and disclosed in section 11.16 of the Disclosure Schedule.

               14.2.5. Capital Leases for capital assets whose aggregate cost if purchased would not exceed $1,000,000.

               14.2.6. Other Indebtedness (exclusive of other Indebtedness permitted elsewhere in this Section 14.2) in an amount that does not exceed $200,000 in aggregate principal amount outstanding at any one time.

          14.3. PREPAYMENTS. Voluntarily prepay any Indebtedness if there is an Existing Default or if the making of such payment would cause or result in a Default or Event of Default, except for (a) the Loan Obligations in accordance with the terms of the Loan Documents, and
          (b) trade payables and normal accruals in the ordinary course of business.

          14.4. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations except Indirect Obligations existing on the Execution Date and disclosed on Section 14.4 of the Disclosure Schedule.

          14.5. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except the following:

               14.5.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of Borrower and its Subsidiaries.

               14.5.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

               14.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

               14.5.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of Borrower and its Subsidiaries.

               14.5.5. Purchase money Security Interests (including filings and interests in respect of Capital Leases) securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an aggregate principal amount outstanding at any one time that does not exceed $250,000.

               14.5.6. Security Interests of customers of Borrower in items of Inventory for the manufacture of which such customers have paid deposits to Borrower, to the extent such Security Interests secure only the repayment of such deposits.

               14.5.7. Security Interests existing on the Execution Date that are disclosed in section 11.25 of the Disclosure Schedule and are satisfactory to Lenders.

               14.5.8. Security Interests arising in connection with Permitted Acquisitions that are acceptable to Lenders.

          14.6. ACQUISITIONS. Acquire stock or membership interests of, or any other equity interest in another Person sufficient for such Person to become a Subsidiary or Affiliate of a Covered Person or a Joint Venture, or acquire all or substantially all of the assets of a Person or acquire a portion of the assets of a Person which constitute an operating division or operating group of such Person, except for, if there is no Existing Default and no Default or Event of Default will occur as a result of thereof, (i) asset acquisitions in the ordinary course of business that are not otherwise prohibited herein, (ii) acquisitions not otherwise permitted under this Section as are approved in writing by, and on terms and conditions satisfactory to, Required Lenders, and (iii) any acquisition of stock or membership interests of, or other equity interests in or assets of a Person with respect to which all of the following requirements have been met (in each case a Permitted Acquisition):

               14.6.1. NON-HOSTILE ACQUISITIONS; SIMILAR BUSINESS LINE. The acquisition must be non-hostile and must be of assets, or equity interests in a Person, in the same or similar line of business as Borrower or in a line of business that is synergistic with, or reasonably related to, the line of business of Borrower.

               14.6.2. INDIVIDUAL ACQUISITION DOLLAR LIMITATION. The total consideration to be paid in any particular acquisition may not exceed $7,500,000, unless otherwise approved by the Required Lenders.

               14.6.3. SURVIVING COMPANY BECOMES A GUARANTOR. The Surviving Company, if not a Joint Venture or a Borrower or Guarantor under this Agreement as of the time of the consummation of the acquisition, contemporaneously with the consummation of the acquisition, at the Lenders' option, shall become either (i) a Guarantor by execution of a separate Guaranty or a joinder to an existing Guaranty which is satisfactory to Administrative Agent and the Lenders or (ii) a Borrower hereunder by execution and delivery of an amendment to this Agreement and appropriate notes, and other documents, and instruments which are satisfactory to Administrative Agent and the Lenders.

               14.6.4. DUE DILIGENCE MATERIALS; PRO FORMA FINANCIAL STATEMENTS; HISTORICAL FINANCIAL STATEMENTS; AGREEMENTS AND CERTIFICATES. Borrower shall have delivered to Administrative Agent and each of the Lenders each of the following:

                    14.6.4.1. Copies of all documents, agreements, reports, and studies that Borrower considers material or relevant to its own due diligence investigation conducted in connection with the proposed acquisition as well as any UCC lien search results which Administrative Agent may reasonably request on the party to the proposed acquisition which is not a Covered Person.

                    14.6.4.2. Pro forma financial statements prepared by Borrower for the Surviving Company, demonstrating to the satisfaction of Administrative Agent and each of the Lenders that the Surviving Company will be Solvent upon consummation of the acquisition and upon the passage of time thereafter, and that none of the covenants in Section 15 will be violated as a consequence of such acquisition or with the passage of time thereafter. Such pro forma financial statements shall contain monthly balance sheets, income statements, statements of cash flows and such other reports and disclosures, and shall cover such forecast periods, as Administrative Agent and the Lenders may in their discretion require. Such pro forma financial statements shall be accompanied by a certificate of the Chief Financial Officer of Borrower that the projections therein represent Borrower's reasonable business estimate of such Surviving Company's future financial performance for the periods set forth therein, that such projections have been prepared on the basis of the assumptions described in the pro forma financial statements, and that such Chief Financial Officer believes such assumptions are fair and reasonable in light of current and reasonably foreseeable business conditions.

                    14.6.4.3. Copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year.

                    14.6.4.4. Copies of all documents executed and delivered in connection with the proposed acquisition in final form.

                    14.6.4.5. All of the conditions precedent to the proposed acquisition, other than the funding of the purchase price, shall have been either satisfied or waived by the parties thereto to the satisfaction of Administrative Agent.

                    14.6.4.6. Payoff letters from all secured creditors having Security Interests (other than Permitted Security Interests) in any assets of the Surviving Company.

          14.7. DISTRIBUTIONS. Directly or indirectly declare or make, or incur any liability to make, any Distribution to any Person, except that a Distribution may be made if there is no Existing Default that remains unwaived and if the declaration or payment of such Distribution would not be reasonably likely to cause a Default or Event of Default, immediately or in the reasonably foreseeable future. For purposes of this Section, a Distribution means and includes (i) any cash dividend or payment by any Covered Person to any shareholder, or other equity holder of any Covered Person, (ii) any acquisition or redemption by any Covered Person of any of its outstanding stock, membership interests or other equity interests, (iii) any retirement or prepayment of debt securities of any Covered Person by any Covered Person before the regularly scheduled maturity dates of such debt securities, (iv) any loan or advance by any Covered Person to a shareholder, partner or other equity holder of any Covered Person, (v) any compensation payment (including any payment based upon Net Income or other measures of economic performance, whether or not designated as a bonus) to a shareholder, partner or other equity holder employee of any Covered Person that is in excess of such employee's regular compensation, and (vi) any management or other fees paid to any Affiliate of a Covered Person that is not a Covered Person.

          14.8. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in the capital structure of any Covered Person which has or is reasonably likely to have a Material Adverse Effect (except in connection with the merger or consolidation of a Covered Person and its assets into or with another Covered Person and its assets or in connection with the liquidation or dissolution of a Covered Person if the assets of such Covered Person are distributed to another Covered Person); or issue or create any stock, membership interest or other equity interest (or class or series thereof) or non-equity interest that is convertible into stock, membership interests or other equity interest (or class or series thereof), in any Covered Person (other than Borrower), except stock, membership interests or other equity interests (or class or series thereof) that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Required Lenders.

          14.9. CHANGE OF BUSINESS. Engage in any business if, as a result thereof, the general nature of the business, on a consolidated basis, which would then be principally engaged in by Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by Borrower and its Subsidiaries on the Effective Date.

          14.10. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate; provided, however, that a Covered Person may engage in such transactions if such transactions are in the ordinary course of business and pursuant to the reasonable requirements of such Covered Person's business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

          14.11. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets to any Person; provided, however, that Covered Persons may (i) sell, transfer or otherwise dispose of assets to Borrower or to any Guarantor; (ii) sell, transfer or otherwise dispose of assets having an aggregate orderly liquidation value (excluding the value of transactions permitted by clauses (i), (iii), and (iv) of this Section) no greater than $2,500,000 in the aggregate for all Covered Persons; (iii) sell Inventory in the ordinary course of business in arm's-length transactions; and (iv) sell assets if the net proceeds of such sale are expended by Borrower within 180 days of the completion of such sale for replacement of such asset by other assets of comparable type and utility.

          14.12. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time (which Default or Event of Default would arise prior to the full and indefeasible repayment of the Loan Obligations).

          14.13. INVESTMENT BANKING AND FINDER'S FEES. Pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement.

          14.14. SALE AND LEASEBACK TRANSACTIONS. Enter into any agreement or arrangement with any Person providing for any Covered Person to lease or rent property that such Covered Person has sold or will sell or otherwise transfer to such Person.

          14.15. NEW SUBSIDIARIES. Organize, create or acquire any Subsidiary except as part of a Permitted Acquisition and unless Borrower, in accordance with Section 8 shall cause any such newly organized, created or acquired Subsidiary to execute and deliver an unconditional guaranty of the Loan Obligations and make such other deliveries required by under Section 8 or unless Borrower has obtained the prior written consent of Administrative Agent thereto.

          14.16. FISCAL YEAR. Change its fiscal year.

          14.17. TERMINATION OF PENSION BENEFIT PLAN. Terminate or amend any Pension Benefit Plan maintained by a Covered Person or an ERISA Affiliate of a Covered Person which is subject to Title IV of ERISA or with respect to which funding obligations under such Pension Benefit Plan would be accelerated pursuant to its terms if such termination or amendment would result in any material liability to such Covered Person or such ERISA Affiliate under ERISA or any material increase in current liability for the plan year for which such Covered Person or such ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code.

          14.18. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect; or enter into any transaction, or take or contemplate taking any other action, or omit or contemplate omitting to take any action, which any Responsible Officer knows, or reasonably should know is likely to cause a Default or Event of Default hereunder (which Default or Event of Default would arise prior to the full and indefeasible repayment of the Loan Obligations).

15. FINANCIAL COVENANTS.

          15.1. SPECIAL DEFINITIONS. As used in this Section 15 and elsewhere herein, the following capitalized terms have the following meanings:

          EBITDA means, with respect to any fiscal period of Borrower, the net income of Borrower for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus (i) (A) Interest Expense in such period, (B) income tax expense in such period, (C) depreciation and amortization expense in such period, and (D) any extraordinary loss in such period, minus (ii) any extraordinary gain in such period, in each case calculated for Borrower for such period.

          Interest Expense means for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness of Borrower during such period.

          Net Worth means net worth as determined in accordance with GAAP.

          Total Capitalization means, as of the date of any determination, the sum of Borrower's Total Funded Indebtedness and Borrower's Net Worth.

          Total Funded Indebtedness means, as of any time, the sum of any contractual obligations to pay borrowed money (including, without limitation, any such Indebtedness incurred in connection with purchase money financing) and to make payments or reimbursements with respect to letters of credit (whether or not there have been drawings thereunder) at such time including, without limitation, the Aggregate Revolving Loan and the aggregate dollar amount of Capital Leases presented in Borrower's most recent Financial Statements as Liabilities.

          All other capitalized terms used in this Section 15 shall have their meanings and shall be determined under GAAP. All financial measurements respecting Borrower shall be made and calculated for Borrower and all of its now existing or later acquired, created or organized Subsidiaries, if any, on a consolidated basis in accordance with GAAP.

          15.2. MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO EBITDA. The ratio of Borrower's Total Funded Indebtedness to EBITDA, measured at the end of each fiscal quarter of Borrower (for the four fiscal quarters then ended) shall not be greater than 2.00 to 1.00.

          15.3. MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION. The ratio of Borrower's Total Funded Indebtedness to Total Capitalization, measured at the end of each fiscal quarter of Borrower, shall not be greater than 0.35 to 1.00.

16. DEFAULT.

          16.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an Event of Default) under this
          Agreement:

               16.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower to pay any principal of the Loans when due or failure of Borrower to pay any interest accrued thereon within three Business Days after the date when due.

               16.1.2. FAILURE TO PAY OR OTHER AMOUNTS OWED TO LENDERS. Failure of Borrower to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon) within five Business Days after the date when due.

               16.1.3. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of Borrower to make any payments due on any Indebtedness of Borrower to any Affiliate or Subsidiary of Bank of America Corporation or to any Affiliate of any Lender which continues unwaived beyond any applicable grace periods specified in the documents evidencing such Indebtedness; or failure of any Covered Person to make any payment due on Indebtedness of such Person over $250,000 to Persons (other than Lenders under the Loan Documents) which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

               16.1.4. REPRESENTATIONS OR WARRANTIES. Any of the Representations and Warranties is discovered to have been false in any material respect when made.

               16.1.5. CERTAIN COVENANTS. Failure of any Covered Person to comply with the covenants in Sections 13.1, 13.13, 13.16, 13.17, 13.18, 14 or 15.

               16.1.6. OTHER COVENANTS. Failure of any Covered Person to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an immediate Event of Default under, or for which some other grace period is specified in, any other Section of this Section 16.1) which is not remedied or waived in writing by Administrative Agent within 30 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply if such failure may not, in Administrative Agent's reasonable determination, be cured by Borrower or such Covered Person within such 30-day period.

               16.1.7. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation (other than a Loan Obligation) of a Covered Person for the repayment of $250,000 or more of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by an originally scheduled prepayment) prior to the original maturity.

               16.1.8. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents), which default or event of default continues unwaived beyond any applicable grace period provided therein and such default or event of default would result in a liability to Borrower of $250,000 or more.

               16.1.9. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of itself or any substantial part of its property; (iv) commences any proceeding relating to itself under any reorganization, arrangement, readjustment of debt, dissolution or liquidation Law of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of 60 days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of 60 days; or
               (vi) takes any action to authorize any of the foregoing.

               16.1.10. JUDGMENTS; ATTACHMENT; SETTLEMENT; ETC. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $250,000 and such judgement or order becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal; or any Covered Person enters into an agreement to settle any claim or controversy and the total amount (at current value based on a capitalization rate of 9%) of the monetary Obligations of such Covered Person under such agreement is in excess of $250,000.

               16.1.11. PENSION BENEFIT PLAN TERMINATION, ETC. (i) Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; (ii) any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for 30 days after Borrower has notice of any such event; (iii) any (a) voluntary termination of any Pension Benefit Plan which is subject to Title IV of ERISA while such Pension Benefit Plan has an ACCUMULATED FUNDING DEFICIENCY as defined in Section 412(a) of the Code and the treasury regulations thereunder, or (b) voluntary termination of any Pension Benefit Plan with respect to which the funding obligations under such Plan would be accelerated pursuant to Plan terms as a result of such termination and such termination would result in any material liability to such Covered Person or such ERISA Affiliate, unless in the case of clauses (iii)(a) and
               (iii)(b), Administrative Agent has been notified of such intent to voluntarily terminate such Plan and Lenders have given their consent and agreed that such event shall not constitute a Default; or (iv) the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lenders reasonably determine that the substantial business hardship upon which the application for such waiver is based is reasonably likely to subject any Covered Person or ERISA Affiliate of any Covered Person to a liability in excess of $250,000.

               16.1.12. LIQUIDATION OR DISSOLUTION. A Covered Person files a certificate of dissolution under applicable state Law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof, except in connection with the merger or consolidation of such a Covered Person and its assets into or with another Covered Person and its assets or in connection with the liquidation or dissolution of a Covered Person if the assets of such Covered Person are distributed to another Covered Person.

               16.1.13. SEIZURE OF ASSETS. All or any part of the property of any Covered Person is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of such Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect.

               16.1.14. LOAN DOCUMENTS. Any Loan Document ceases to be in full force and effect or is terminated, revoked or declared void or invalid.

               16.1.15. GUARANTY; GUARANTOR. Any Guaranty ceases to be in full force and effect or any action is taken to discontinue or assert the invalidity or unenforceability of any Guaranty or any Guarantor fails to comply with any of the terms or provisions of any Guaranty, or any representation or warranty of any Guarantor therein is false, or any Guarantor denies that it has any further liability under any Guaranty or gives notice to Lender to such effect, or any Guarantor fails to furnish the financial statements required under any Guaranty.

               16.1.16. CHANGE OF CONTROL.

                    (i) Any Covered Person merges or consolidates with or into any Person other than Borrower or a Guarantor (or a Surviving Corporation which, contemporaneously with its becoming a Surviving Corporation, becomes a Borrower or a Guarantor);

                    (ii) In the case of any Guarantor, any Person or Group, other than Young Innovations, Inc. (or a wholly-owned Subsidiary thereof) becomes the record or beneficial owner, directly or indirectly, of any of the outstanding voting securities (or warrants or options therefor) of such Person or otherwise directs or has the power to direct the day-to-day control of such Person; or

                    (iii) The execution by any Covered Person of any letter of intent or written agreement with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in any of the actions set forth in either of subsections (i) or (ii) of this Section 16.1.16 (except for any such letter of intent or written agreement, the effectiveness of which is conditioned upon receiving the consent of the Required Lenders).

               16.1.17. DELIVERY OF POST-CLOSING ITEMS. Any Covered Person fails to deliver to Administrative Agent any document or other item listed or described on Exhibit 9.1.1 as being delivered or executed after the Execution Date (with each being satisfactory to Administrative Agent and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated) within the time period set forth for the delivery of such document or other item on Exhibit 9.1.1.

          16.2. CROSS DEFAULT. An Event of Default under this Agreement will automatically and immediately constitute a default under any other agreement between Borrower and any Lender, any Affiliate of any Lender or any Affiliate or Subsidiary of Bank of America Corporation and under any evidence of Indebtedness of Borrower held by any Lender, any Affiliate of any Lender or any Affiliate or Subsidiary of Bank of America Corporation, whether or not it is defined as such therein and without regard to any requirement therein for the giving of notice or the passing of time.

          16.3. RIGHTS AND REMEDIES.

               16.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section 16.1.9, the Commitments shall be deemed canceled. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may cancel the Commitments; provided, however, from and after the occurrence of any such other Event of Default that has not been waived in writing, Bank of America may cancel the Swingline Commitment without the consent of the Required Lenders; provided further, however, that any termination of the Revolving Commitment by Required Lenders will result in the immediate termination of the Swingline Commitment. Any such cancellation may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

               16.3.2. ACCELERATION. Upon an Event of Default described in
               Section 16.1.9, all of the outstanding Loan Obligations shall automatically become immediately due and payable. From and after the occurrence of any other Event of Default that has not been waived in writing, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable; provided, however, from and after the occurrence of any such other Event of Default that has not been waived in writing, Bank of America may declare the Swingline Loan immediately due and payable without the consent of the Required Lenders. Such acceleration may be, in either case, without presentment, demand or notice of any kind, which Borrower expressly waives.

               16.3.3. RIGHT OF SETOFF.

                    16.3.3.1. IN GENERAL. From and after the occurrence of any Event of Default that has not been waived in writing, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to the fullest extent permitted by law, to setoff and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender (or its Affiliate) to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes or any Guaranty and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may otherwise have.

                    16.3.3.2. SHARING OF RECOVERIES. (a) Each Lender agrees that
                    (i) if it shall exercise any right of counterclaim, setoff, banker's lien or similar right or if under any applicable bankruptcy, insolvency or other similar law, it receives any secured claim, the security for which is a debt owed by it to the Borrower, including any secured claim deemed secured under Section 506 of the Bankruptcy Code, and (ii) if, as a result of the exercise of a right or the receipt of any secured claim described in clause (i) of this Section or otherwise, it shall receive payment of a proportion of the aggregate amount due and payable to it hereunder and under the other Loan Documents as principal, interest, fees or expense reimbursements that is greater than the proportion received by any other Lender in respect to the aggregate of such amounts due and payable to such other Lender hereunder and under the other Loan Documents, the Lender receiving such proportionately greater payment shall purchase participations (which shall be deemed to have occurred simultaneously upon the receipt of such payment) in the rights of the other Lenders hereunder and under the other Loan Documents so that all such recoveries with respect to such amounts due and payable hereunder and under other Loan Documents by all of the Lenders shall be pro rata; provided that if all or part of such proportionately greater payment received by the purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such Lender to the extent of such recovery, but without interest (unless the purchasing Lender is required to pay interest on the amount recovered to the Person recovering such amount, in which case the selling Lender shall be required to pay interest at a like rate). Any Lender receiving any such secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                    16.3.3.3. BORROWER CONSENT. The Borrower expressly consents to the arrangements set forth in this Section and agrees that any holder of a participation in any rights hereunder or under any other Loan Document so purchased or acquired pursuant to this Section may exercise any and all rights to setoff and any other rights with respect to such participation as fully as if such holder were a direct creditor of the Borrower in the amount of such participation.

               16.3.4. MISCELLANEOUS. From and after the occurrence of any Event of Default that has not been waived in writing, Lenders may exercise any other rights and remedies available to Lenders under the Loan Documents or otherwise available to Lenders at law or in equity.

          16.4. APPLICATION OF FUNDS. Any funds received by Lenders or Administrative Agent for the benefit of Lenders with respect to any Loan Obligation after its Maturity, shall be applied as follows: (i) first, to reimburse Lenders pro-rata for any amounts due to Lenders under Section 19.8; (ii) second, to reimburse to Administrative Agent all unreimbursed costs and expenses paid or incurred by Administrative Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lenders pro-rata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Administrative Agent as a Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due hereunder and all other amounts due hereunder (other than the Loans and interest accrued thereon); (v) fifth, to the payment of the Loans of each of the Lenders and interest accrued thereon (which payments shall be pro rata to each of the Lenders in accordance with the amount of the Loans outstanding) and to the payment (pari passu with the foregoing) of any Hedging Obligations;
          (vi) sixth, to Letter of Credit Issuer as cash collateral for the Letter of Credit Exposure; and (vii) seventh, to the payment of the other Loan Obligations. Any remaining amounts shall be applied to payment of all the Obligations to Administrative Agent. Any further remaining amounts shall be paid to Borrower or such other Persons as shall be legally entitled thereto. Except as expressly provided otherwise herein, after Maturity, Lenders may apply and reverse and reapply, payments to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion.

          16.5. NOTICE. Any notice of intended action required to be given by Administrative Agent, if given as provided in Section 20.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

17. ADMINISTRATIVE AGENT AND LENDERS.

          17.1. APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

               17.1.1. Each Lender hereby irrevocably (subject to Section 17.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the terms Administrative Agent or agent herein and in the other Loan Documents with reference to Administrative Agent are not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               17.1.2. The Letter of Credit Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as Administrative Agent may agree at the request of the Required Lenders to act for the Letter of Credit Issuer with respect thereto; provided, however, that the Letter of Credit Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this Section 17 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term Administrative Agent as used in this Section 17 included the Letter of Credit Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Letter of Credit Issuer.

          17.2. DELEGATION OF DUTIES. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          17.3. LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
          (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Covered Person or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Covered Person or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Covered Person or any Affiliate thereof.

          17.4. RELIANCE BY ADMINISTRATIVE AGENT.

               17.4.1. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Covered Person), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, Administrative Agent shall, and in all other instances, Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

               17.4.2. For purposes of determining compliance with the conditions specified in Section 9.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

          17.5. NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a notice of default. Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Section 16.3; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

          17.6. CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Covered Person or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Covered Persons and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Covered Persons. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent herein, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Covered Persons or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          17.7. INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Covered Person and without limiting the obligation of any Covered Person to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein or therein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Loan Obligations hereunder and the resignation or replacement of Administrative Agent.

          17.8. ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in (such equity interests not to exceed $10,000,000 in the aggregate for all Covered Persons), and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, each of the Covered Persons and their respective Affiliates as though Bank of America were not Administrative Agent or the Letter of Credit Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Covered Person or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Covered Person or such Affiliate) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Administrative Agent or the Letter of Credit Issuer, and the Lender and Lenders include Bank of America in its individual capacity.

          17.9. SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than from and after the occurrence of an Event of Default that has not been waived in writing (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term Administrative Agent shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 17 and other Sections benefiting Administrative Agent shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced and fully released as Letter of Credit Issuer.

          17.10. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY ADMINISTRATIVE AGENT. Except as otherwise provided in this Agreement, all payments of interest, fees, principal and other amounts received by Administrative Agent for the account of Lenders shall be distributed by Administrative Agent to Lenders in accordance with their pro rata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Bank of America in the case of payments of interest, fees or principal with respect to the Swingline Loan) on the same Business Day when received, unless received after 12:00 noon (Local Time) in which case they shall be so distributed by 12:00 noon (Local Time) on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid over promptly to Administrative Agent for distribution to Lenders as provided above in this Section. Such distributions shall be made according to instructions that each Lender may give to Administrative Agent from time to time.

18. CHANGE IN CIRCUMSTANCES.

          18.1. COMPENSATION FOR INCREASED COSTS AND REDUCED RETURNS.

               18.1.1. LAW CHANGES OR TAX IMPOSITIONS. If, after the Effective Date, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                    (i) subjects such Lender (or its Applicable Lending Office) to any Tax with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Lender or franchise taxes or gross receipts taxes chargeable on the basis of income or revenue of such Lender) by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                    (ii) imposes, modifies, or deems applicable any reserve, special deposit, assessment or similar requirement (other than the reserve requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment(s) of such Lender hereunder; or

                    (iii) imposes on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, its Commitments or its Note or any of such extensions of credit or liabilities or commitments;

               and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or any of its Notes with respect to any Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 18.1.1, Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 18.5 shall be applicable); provided, however, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               18.1.2. CAPITAL ADEQUACY. If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               18.1.3. NOTICE TO BORROWER. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 18.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 18.1 shall furnish to Borrower and Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          18.2. MARKET FAILURE. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

               (i) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (ii) the Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

          then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding Eurodollar Loans either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

          18.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make, continue Eurodollar Loans or convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 18.5 shall be applicable).

          18.4. COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

               (i) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to the terms hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

               (ii) any failure by Borrower for any reason to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

          If a Lender claims compensation under this Section 18.4, such Lender shall furnish a certificate to Borrower that states in reasonable detail the amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such compensation calculated by a Lender is not correct. Any compensation payable by Borrower to a Lender under this Section 18.4 shall be payable without regard to whether such Lender has funded its pro-rata share of any Eurodollar Advance or Eurodollar Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the Eurodollar Rate.

          18.5. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to continue any Eurodollar Loan, or to convert any Base Rate Loan into a Eurodollar Loan shall be suspended pursuant to Section 18.1, 18.2 or 18.3 (such Loans being herein called Affected Loans), such Lender's Affected Loans shall be automatically and immediately converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 18.3, on such earlier date as such Lender may specify by written notice to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 18.1, 18.2, or 18.3 that gave rise to such conversion no longer exist:

               (i) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall continue to be made and applied as provided for herein; and

               (ii) all Loans that would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Base Rate Loans.

          If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 18.1, 18.2 or 18.3 hereof that gave rise to the conversion of such Lender's Affected Loans pursuant to this Section 18.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the type of the Affected Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the type of the Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the type of the Affected Loans and by such Lender are held pro rata (as to principal amounts, type of interest, and Interest Periods) in accordance with their respective Revolving Loan Commitments.

          18.6. TAXES.

               18.6.1. GROSS-UP. Any and all payments by Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, whether imposed now or in the future, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its income, and franchise and gross receipts Taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or the Administrative Agent (as the case may be) is organized or any political subdivision thereof. If Borrower is required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable will be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
               Section 18.6) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
               (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as Impositions). Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Impositions (including, without limitation, any Taxes or Impositions imposed or asserted by any jurisdiction on amounts payable under this
               Section 18.6) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of the receipt evidencing such payment.

               18.6.2. LENDERS' UNDERTAKINGS.

                    (i) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any Governmental Authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Documents. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to this Section 18.6.2 (unless such failure is due to a change in treaty or Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 18.6.1 with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request (at such Lender's sole cost and expense) to assist such Lender to recover such Taxes.

                    (ii) If Borrower is required to pay additional amounts to or for the account of any Lender or Administrative Agent pursuant to Section, then such Lender or the Administrative Agent shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise disadvantageous to such Lender or the Administrative Agent, as the case may be. The Borrower shall be entitled to be reimbursed by Administrative Agent or any Lender, within a reasonable time after Borrower's request therefor, for any additional amounts its pays to or for the account of Administrative Agent or such Lender, respectively, pursuant to this Section 18.6 to the extent that Administrative Agent or such Lender actually receives (either by refund, deduction, credit or otherwise) additional monetary payments in respect of the Taxes in respect of which such additional amounts were paid by Borrower.

               18.6.3. SURVIVAL OF BORROWER'S OBLIGATIONS. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
               18.6 shall survive the termination of the Commitments, the expiration of the Letters of Credit, and the indefeasible full payment and satisfaction of all of the Loan Obligations.

          18.7. USURY. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by applicable Law. If, but for this Section 18.7, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before the Revolving Loan Maturity Date and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by applicable Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in
          Section 16.3.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 16.3.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 16.4; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by applicable Law.

19. GENERAL.

          19.1. LENDERS' RIGHT TO CURE. Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Loan Advance to pay) any amount or do any act required of Borrower hereunder or requested in accordance with the terms hereof by Administrative Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, and which Borrower fails to pay or do. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by them hereunder shall be a part of the Loan Obligations. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

          19.2. RIGHTS NOT EXCLUSIVE. Every right granted to Administrative Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

          19.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Administrative Agent and Lenders, including Borrower's obligations under Sections 19.7 and 19.8, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, whether or not indefeasible, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letters of Credit.

          19.4. ASSIGNMENTS.

               19.4.1. PERMITTED ASSIGNMENTS. At any time after the Execution Date, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes payable to it, its Commitments and its Loans), provided that the terms of assignment satisfy the following requirements:

                    19.4.1.1. Administrative Agent shall have accepted the assignment, which acceptance shall not be unreasonably withheld.

                    19.4.1.2. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

                    19.4.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as
                    Exhibit 19.4.1 (an Assignment and Acceptance) together with any Note subject to such assignment and a processing fee of $3,500.

                    19.4.1.4. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Loan Commitment and its pro-rata undivided interest and participation in Letters of Credit (and in the case of an assignment by Bank of America of its entire Commitments, the entire Swingline Commitment)) is $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between a Lender and its Affiliates, or between one Lender and another Lender or an assignment of all of a Lender's rights and obligations under this Agreement. Notwithstanding the foregoing, Bank of America may not assign less than its entire Swingline Commitment.

                    19.4.1.5. The assignee shall have an office located in the United States and is otherwise an Eligible Assignee.

               19.4.2. CONSEQUENCES AND EFFECT OF ASSIGNMENTS. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to the exemption from deduction or withholding of Taxes in accordance with Section 18.6.

               19.4.3. AGREEMENTS UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto substantially as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such assignor, or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
               (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

               19.4.4. REGISTER. Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of Loans owing to, each Lender from time to time (the Register).

               The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 19.4.1 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               19.4.5. NOTICE TO BORROWER OF ASSIGNMENT. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Administrative Agent accepts the assignment contemplated thereby, Administrative Agent shall give prompt notice thereof to Borrower. Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Administrative Agent and necessary to give effect to the assignment. If Borrower fails or refuses to execute and deliver such replacement Notes, Administrative Agent may, as agent and attorney-in-fact for Borrower, execute and deliver such replacement Notes on behalf of Borrower. Borrower hereby appoints Administrative Agent as its agent and attorney-in-fact for such purpose and acknowledges that such power is coupled with an interest and therefore irrevocable. Administrative Agent shall not have any liability to Borrower or anyone else, including any Lender, as a consequence of exercising such power in any instance.

               19.4.6. ASSIGNMENT TO FEDERAL RESERVE BANK. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

          19.5. SALE OF PARTICIPATIONS. Each Lender may sell participations to one or more Persons (other than Borrower or an Affiliate of Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 18 to the same extent as the Lender granting the participation (it being understood that a participant's compensation in any particular instance under
          Section 18 shall be limited to the amount the Lender granting the participation is entitled to receive at such time in respect of such participated amount) and the right of setoff contained in Section 16.3.3, (iv) the amount of the participation shall be in a minimum amount of $5,000,000 or such lesser amount which constitutes the entire amount of such Lender's Commitments, provided, however, that no such minimum amount shall apply to participations between any of Lenders or between any Lender and any of its Affiliates; and (v) Borrower, the other Lenders and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans, its Notes and its funding of Advances and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers that (a) decrease the amount of principal of the Loans, (b) reduce the rate at which interest is payable on the Loans, (c) extend the final


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          maturity of the Notes, (d) increase its Commitments if such increase is to be shared by any such Participant), or (e) release any Guarantor. Notwithstanding the foregoing, the sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities Laws of any state shall not be permitted.

          19.6. INFORMATION. Any Lender or Administrative Agent may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender or Administrative Agent, as the case may be, from time to time to assignees and participants (including prospective assignees and participants).

          19.7. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Administrative Agent all of Administrative Agent's out-of-pocket costs incurred in connection with Administrative Agent's due diligence review before execution of the Loan Documents; the negotiation and preparation of proposals, a commitment letter and the Loan Documents; the syndication of the Loans; the administration of this Agreement, the Loan Documents and the Loans; the interpretation of any of the Loan Documents; the enforcement of Administrative Agent's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Administrative Agent's out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred by Administrative Agent: the cost of searches for Security Interests existing against Covered Persons; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving a Lender and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse Administrative Agent are Loan Obligations payable to Administrative Agent and are payable on demand by Administrative Agent; provided, however, that if demand for payment of such costs is made after 11:00 (Local Time) on any day (except for demand made under Section 16.3.2), payment shall be made thereon by Borrower on the following Business Day.

          19.8. GENERAL INDEMNITY.

               19.8.1. Borrower agrees to indemnify and hold harmless Administrative Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an Indemnified Party) from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, or the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an



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               investigation, litigation or other proceeding to which the indemnity in this Section 19.8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Administrative Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               19.8.2. The obligations of Borrower under this Section 19.8 shall survive the termination of the Commitments, the expiration of the Letters of Credit, and the indefeasible full payment and satisfaction of all of the Loan Obligations.

               19.8.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

          19.9. LETTERS OF CREDIT. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letters of Credit. Neither Administrative Agent nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letters of Credit or for any acts or omissions of beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Administrative Agent against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which Administrative Agent would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time) or the International Standby Practices (ISP98), be absolved from liability. In furtherance and not in limitation of the foregoing, Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          19.10. LOAN RECORDS. The date and amount of all Advances to Borrower and payments of amounts due from Borrower under the Loan Documents will be recorded in the records that Administrative Agent normally maintains for such types of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that such records are not correct. Borrower agrees that Administrative Agent's and any Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Administrative Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 6.6 and corrections of errors discovered by Administrative Agent or a Lender), unless Borrower notifies



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

          Administrative Agent in writing to the contrary within 60 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower

          19.11. OTHER SECURITY AND GUARANTIES. Administrative Agent or any Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

          19.12. LOAN OBLIGATIONS PAYABLE IN DOLLARS. All Loan Obligations that are payable in Dollars under the terms of the Loan Documents shall be payable only in Dollars. If, however, to obtain a judgment in any court it is necessary to convert a Loan Obligation payable in Dollars into another currency, the rate of exchange used shall be that at which Administrative Agent, using its customary procedures, could purchase Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which such judgment is rendered. If any sum in another currency is paid to a Lender or received by a Lender and applied to a Loan Obligation payable in Dollars, such Loan Obligation shall be deemed paid and discharged only to the extent of the amount of Dollars that Administrative Agent, using its customary procedures, is able to purchase in New York, New York with such sum on the Business Day immediately following receipt thereof. Borrower agrees to indemnify each Lender against any loss in Dollars that it may incur on such Loan Obligation as a result of such payment or receipt and application to such Loan Obligation.

20. MISCELLANEOUS.

          20.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on Exhibit S or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on Exhibit S, or such other address as either party may designate by notice to the other in accordance with the terms of this Section. No notice given to or demand made on Borrower by Administrative Agent or any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

          20.2. AMENDMENTS AND MODIFICATIONS; WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or modification of any provision of this Agreement, or of any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders. Unless otherwise provided herein, no waiver of, or consent to any departure by Borrower from, the requirements of any provision of this Agreement or any of the other Loan Documents shall be effective unless it is in writing and signed by authorized officers of Required Lenders. Any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. The foregoing notwithstanding, no such amendment, modification or consent shall, unless signed by authorized officers of all Lenders: (i) change any Revolving Loan Commitment of any Lender, or change the Letter of Credit Commitment or subject any Lender or the Letter of Credit Issuer to a greater



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          obligation than expressly provided for in this Agreement, (ii) reduce or forgive the repayment of principal of any Advance or the reimbursement of any draw on a Letter of Credit or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to any Lender under the Loan Documents (including, without limitation, the Revolving Loan Maturity
          Date), (iv) release any Guarantor or other Person liable, directly or indirectly for the Loan Obligations, (v) change the provisions of
          Section 17 to the detriment of any Lender, (vi) change the definition of Required Lenders herein, (vii) change any requirement herein that any particular action be taken by all Lenders or by Required Lenders,
          (viii) change the provisions of this Section, (ix) release any Covered Person from its obligations under the Loan Documents, or (x) change any provisions of this Agreement requiring ratable distributions to Lenders. No failure by Administrative Agent or any Lender to exercise, and no delay by Administrative Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Administrative Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege existing under any Law or otherwise.

          20.3. RIGHTS CUMULATIVE. Each of the rights and remedies of Administrative Agent and Lenders under this Agreement shall be in addition to all of its other rights and remedies under applicable Law, and nothing in this Agreement shall be construed as limiting any such rights or remedies.

          20.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent and Required Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

          20.5. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

          20.6. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

          20.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the Notes and the other Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal Laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.



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          20.8. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

          20.9. REPRODUCTIONS AS EVIDENCE. This Agreement and the other Loan Documents, including but not limited to (a) consents, waivers, amendments, and modifications which may hereafter be executed, and (b) financial statements, certificates and other information previously or hereafter furnished to Administrative Agent or any Lender, may be reproduced by Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic, computer imaging or other similar process and Administrative Agent or such Lender may destroy any original document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business of Administrative Agent or such Lender) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          20.10. NEGOTIATED TRANSACTION. Borrower, Administrative Agent and each Lender represent each to the others that in the negotiation and drafting of this Agreement and the other Loan Documents they have been represented by and have relied upon the advice of counsel of their choice. Borrower and Administrative Agent affirm that their counsel have both had substantial roles in the drafting and negotiation of this Agreement and each Lender affirms that its counsel has participated in the drafting and negotiation of this Agreement; therefore, this Agreement will be deemed drafted by all of Borrower, Administrative Agent and Lenders, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter will not be employed in the interpretation of this Agreement.

          20.11. MANDATORY ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC., PREDECESSOR IN INTEREST TO ENDISPUTE, INC., DOING BUSINESS AS "J.A.M.S./ENDISPUTE" AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.



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               20.11.1. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN ST.
               LOUIS CITY OR COUNTY, MISSOURI AND ADMINISTERED BY J.A.M.S./ENDISPUTE WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S./ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE
               COMMENCED WITHIN 90 CALENDAR DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 CALENDAR DAYS.

               20.11.2. RESERVATION OF RIGHTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; OR (II) BE A WAIVER BY ADMINISTRATIVE AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. ADMINISTRATIVE AGENT OR ANY LENDER MAY EXERCISE SUCH SELF HELP RIGHTS OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES. NO PROVISION IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT REGARDING SUBMISSION TO JURISDICTION, CHOICE OF FORUM, WAIVER OF JURY TRIAL AND/OR VENUE IN ANY COURT IS INTENDED OR SHALL BE CONSTRUED TO BE IN DEROGATION OF THE PROVISIONS IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT FOR ARBITRATION OF ANY CONTROVERSY OR CLAIM.

               20.11.3. CONFIDENTIALITY. ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES AND AGREES THAT INFORMATION AND MATERIALS IT OBTAINS IN THE COURSE OF ANY ARBITRATION PROCEEDING WILL BE SUBJECT TO THE CONFIDENTIALITY STANDARDS CONTAINED IN SECTION 13.17.

          20.12. CHOICE OF FORUM. IF THIS AGREEMENT IS FOUND NOT TO BE SUBJECT TO ARBITRATION, THEN, SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER



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          HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF
          THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN ADMINISTRATIVE AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) ADMINISTRATIVE AGENT OR ANY LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION ADMINISTRATIVE AGENT OR ANY LENDER DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

          20.13. SERVICE OF PROCESS. IF THIS AGREEMENT IS FOUND NOT BE TO SUBJECT TO ARBITRATION, THEN, BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON EXHIBIT S, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT ADMINISTRATIVE AGENT'S OR ANY LENDER'S OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. ADMINISTRATIVE AGENT OR SUCH LENDER SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON EXHIBIT S HERETO. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          20.14. WAIVER OF JURY TRIAL. IF THIS AGREEMENT IS FOUND NOT TO BE SUBJECT TO ARBITRATION, THEN, WITHOUT INTENDING TO ALTER OR LIMIT THE PROVISIONS OF SECTION 20.11, BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER, ADMINISTRATIVE AGENT, AND EACH LENDER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT

          WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          20.15. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

          20.16. STATUTORY NOTICE - ORAL COMMITMENTS. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

          ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

          Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.

THIS CONTRACT CONTAINS A BINDING ARBITRATION CLAUSE WHICH MAY BE ENFORCED BY THE PARTIES.

YOUNG INNOVATIONS, INC.                                     BANK OF AMERICA, N.A., as Administrative
by its Executive Vice President and Chief Financial         Agent
Officer                                                     by its Vice President

                                                            ---------------------------------------------
----------------------------------------------------        Name:  David A. Johanson
Name: Arthur L. Herbst, Jr.

                                                            BANK OF AMERICA, N.A., as a Lender
                                                            by its Corporate Banking Officer

                                                            ---------------------------------------------
                                                            Name: Chris K. Hackney

THE NORTHERN TRUST COMPANY, AS A LENDER                     HARRIS TRUST AND SAVINGS BANK, AS A LENDER
by its Vice President                                       by its Vice President



---------------------------------------------------         ---------------------------------------------
Name: Fredric McClendon                                     Name: Keith J. Niebrugge

                                    EXHIBIT S

                             NOTICE ADDRESSES, ETC.

---------------------------------------------------------------------------------------------------------------------
NOTICE ADDRESS FOR BORROWER:                                 APPLICABLE LENDING OFFICE FOR ADMINISTRATIVE AGENT AND
                                                             NOTICE ADDRESS FOR ADMINISTRATIVE AGENT FOR ADVANCES,
Young Innovations, Inc.                                      CONVERSIONS, CONTINUATIONS, PAYMENTS, AND PREPAYMENTS:
2401 Harnish Drive
Suite 100                                                    Bank of America, N.A.
Algonquin, Illinois 60102                                    901 Main Street
Attention: Arthur L. Herbst, Jr.                             Mail Code TX1-492-14-14
FAX #: 847-458-6257                                          Dallas, TX 75202-3417
Confirming Telephone #: 847-458-5400                         Attention:  Deanna Betik
                                                             FAX #: 214-290-9414
WITH A COURTESY COPY TO:                                     Confirming Telephone #: 214-209-3259
-----------------------

McDermott Will & Emery
227 W. Monroe St.                                            NOTICE ADDRESS FOR ADMINISTRATIVE AGENT FOR ALL OTHER
Chicago, IL  60606                                           PURPOSES:
Attention: John Tamisiea

FAX #: 312-984-3669                                          Bank of America, N.A., Administrative Agent
Confirming Telephone #: 312-984-6957                         231 S. LaSalle Street
                                                             Mail Code IL1-231-08-30
                                                             Chicago, IL  60697
                                                             Attention: David A. Johanson
                                                             FAX #: 877-206-8410
                                                             Confirming Telephone #: 312-828-7933

                                                                      with a copy to:

                                                             Lewis, Rice & Fingersh, L.C.
                                                             500 North Broadway, Suite 2000
                                                             St. Louis, MO  63102
                                                             Attention:  Rosemarie M. Karcher, Esq.
                                                             FAX #:  314-612-7673
                                                             Confirming Telephone #:  314-444-7673
---------------------------------------------------------------------------------------------------------------------

NOTICE ADDRESS FOR THE FOLLOWING ENTITIES UNDER ANY LOAN     APPLICABLE LENDING OFFICE AND NOTICE ADDRESS FOR BANK
DOCUMENT:                                                    OF AMERICA, N.A., A LENDER:

Young Acquisitions Company                                   Bank of America, N.A.
Young PS Acquisitions, LLC                                   800 Market Street
Young Dental Manufacturing I, LLC                            Mail Code MO1-800-12-20
Panoramic Rental Corp                                        Attention:  Chris K. Hackney
Athena Technology, LLC                                       FAX #: 314-466-6744
Denticator International, Inc.                               Confirming Telephone #: 314-466-7920
Lorvic Holdings, Inc.
Lorvic Corporation
c/o Young Innovations, Inc.
2401 Harnish Drive

Suite 100
Algonquin, Illinois 60102
Attention: Arthur L. Herbst, Jr.
FAX #: 847-458-6257
Confirming Telephone #: 847-458-5400

WITH A COURTESY COPY TO:

McDermott Will & Emery
227 W. Monroe St.
Chicago, IL  60606
Attention: John Tamisiea

FAX #: 312-984-3669
Confirming Telephone #: 312-984-6957

---------------------------------------------------------------------------------------------------------------------
APPLICABLE LENDING OFFICE AND NOTICE ADDRESS FOR HARRIS      APPLICABLE LENDING OFFICE AND NOTICE ADDRESS FOR THE
TRUST AND SAVINGS BANK, A LENDER:                            NORTHERN TRUST COMPANY, A LENDER:

Harris Trust And Savings Bank                                The Northern Trust Company
111 W. Monroe Street                                         50 S. LaSalle St. B-2
Chicago, Illinois  60603                                     Chicago, IL 60675
Attention: Keith J. Niebrugge                                Attention: Fredric McClendon
FAX #: 312-293-4856                                          FAX #: 312-444-7028
Confirming Telephone #: 312-461-3134                         Confirming Telephone #: 312-557-1893

---------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT 2.1

                                    GLOSSARY

ACCOUNT -- as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

ACQUIRING COMPANY -- the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

ACQUISITION DOCUMENTS -- in the case of any Permitted Acquisition, the documents to which Borrower or any other Covered Person is a party and under which such Permitted Acquisition is contemplated.

ADJUSTED BASE RATE -- defined in Section 4.4.

ADJUSTED EURODOLLAR RATE -- is defined in Section 4.5.

ADMINISTRATIVE AGENT -- Bank of America, in its capacity as Administrative Agent under this Agreement, and its successors and assigns in such capacity.

ADVANCE -- a Revolving Loan Advance or a Swingline Advance.

ADVANCE DATE -- the date on which an Advance is requested by Borrower to be made, or is otherwise contemplated or intended to be made, as provided herein.

AFFECTED LOANS -- defined in Section 18.5.

AFFILIATE -- with respect to any Person, (a) any other Person who is a partner, director, officer, stockholder, member, partner or other equity holder of such Person; and (b) any other Person which, directly or indirectly, through one or more intermediaries, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder, member, partner or other equity holder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty five percent (25%) or more of the securities, membership interests or other equity interest having the power to vote in an election of directors or managers of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

AGENT-RELATED PERSON -- Administrative Agent (including any successor administrative agent), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

AGGREGATE REVOLVING LOAN -- the from time to time outstanding principal balance of all Revolving Loan Advances.

AGGREGATE REVOLVING LOAN COMMITMENT -- the aggregate commitments of Lenders as stated in Section 3.1.1 to fund Revolving Loan Advances, as it may be changed as provided herein.

AGREEMENT -- this Credit Facilities Agreement.

APPLICABLE LENDING OFFICE -- means, for Administrative Agent and each Lender and for each Loan, the Applicable Lending Office of Administrative Agent or such Lender (or of an affiliate of such Lender) designated for such Loan on Exhibit S or such other office of such Lender (or an affiliate of Administrative Agent or such Lender) as Administrative Agent or such Lender may from time to time specify to Administrative Agent (in the case of another Lender) and Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

ASBESTOS MATERIAL -- either asbestos or asbestos-containing materials.

ASSIGNMENT AND ACCEPTANCE -- as defined in Section 19.4.1.3

BASE RATE -- for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate (as such rate may fluctuate from time to time as provided for herein) for such day plus .50% and (b) the Prime Rate (as such rate may fluctuate from time to time as provided for herein) for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. The interest rate so designated from time to time as the Base Rate by Administrative Agent is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Administrative Agent or any other Lender.

BASE RATE ADVANCE -- an Advance that will become a Base Rate Loan.

BASE RATE INCREMENT -- is specified in Section 4.4.

BASE RATE LOAN -- any portion of a Loan on which interest accrues at the Base Rate.

BENEFICIAL OWNER -- as defined in Rule 13-D-3 of the Securities and Exchange Commission.

BANK OF AMERICA -- as defined in the introductory paragraph to this Agreement.

BORROWER -- as defined in the introductory paragraph to this Agreement.

BORROWING REPRESENTATIVE -- each officer of Borrower who is authorized to submit requests for Advances or the issuance of Letters of Credit on behalf of Borrower hereunder and each other Person who is designated by Borrower as its agent for submitting requests for Advances or the issuance of Letters of Credit on behalf of Borrower hereunder.

BUSINESS DAY-- a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of either the United States or the State of Missouri, and when used in connection with Eurodollar Loans, also a day other than any day on which dealings in U.S. Dollar deposits are not carried on in the London interbank market.

CAPITAL EXPENDITURE -- an expenditure for an asset that must be depreciated or amortized under GAAP or for any asset that under GAAP must be treated as a capital asset, including the imputed principal portion of payments under Capital Leases.

CAPITAL LEASE -- any lease the obligation for lease payments with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

CHARTER DOCUMENTS -- the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the articles of organization and operating agreement of a limited liability company; or the indenture of a trust.

CLAIMS ACT -- the Assignment of Claims Act of 1940.

COBRA -- the Consolidated Omnibus Budget Reconciliation Act.

CODE -- the Internal Revenue Code of 1986 and all regulations thereunder of the IRS.

COMMERCIAL LETTER OF CREDIT FEE -- the fee payable to Administrative Agent for Lenders as required in Section 5.3.

COMMITMENT -- either the Revolving Loan Commitment of a Lender, the Swingline Commitment of Bank of America, or the Letter of Credit Commitment of Letter of Credit Issuer.

COMMONLY CONTROLLED ENTITY -- a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

CONTRACT -- any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

COVERED PERSON -- defined in Section 2.3.

DEFAULT -- any of the events listed in Section 16.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

DEFAULT RATE -- the rate of interest payable on each Loan after its Maturity and in certain other circumstances as provided in Section 4.10.

DISCLOSURE SCHEDULE -- the disclosure schedule of Borrower attached hereto as
Exhibit 11.

DOL -- the United States Department of Labor.

DOLLARS and the sign $ -- lawful money of the United States.

DOMESTIC SUBSIDIARY -- any Subsidiary of Borrower organized under the Laws of any state of the United States.

EBITDA -- defined in Section 15.1.

EFFECTIVE DATE -- the date when this Agreement is effective as provided in
Section 1.

ELIGIBLE ASSIGNEE -- means (i) a Lender; (ii) an affiliate of a Lender; and
(iii) any other Person approved by Administrative Agent and the Borrower (provided, that the consent of the Borrower shall not be unreasonably withheld or delayed and shall not be required if there exists any Event of Default that has not been waived in writing); provided, however, that (A) none of Borrower, any Guarantor, or any other Covered Person, (B) any Affiliate of Borrower, any Guarantor or any other Covered Person, or (C) any Person which, at the time of the relevant assignment, would be entitled to receive additional payments under Sections 18.1, 18.5 or 18.6 of this Agreement in aggregate amounts (whether then payable or due in the future) in excess of the amounts which would otherwise be payable to the assigning Lender under this Agreement shall qualify as an Eligible Assignee.

EMPLOYMENT LAW -- ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

ENVIRONMENTAL LAW -- the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

EPA -- the United States Environmental Protection Agency.

ERISA -- the Employee Retirement Income Security Act of 1974 and all regulations thereunder of the IRS or United States Department of Labor.

ERISA AFFILIATE -- as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under 414(b), (c), (m) or (o) of the Code or applicable treasury regulations thereunder.

EURODOLLAR ADVANCE -- an Advance that will become a Eurodollar Loan.

EURODOLLAR INCREMENT -- is defined in Section 4.5.

EURODOLLAR LOAN -- any portion of the Aggregate Revolving Loan on which interest accrues at the Adjusted Eurodollar Rate.

EURODOLLAR RATE -- for the applicable Interest Period therefor, the interest rate per annum equal to the quotient of

         (i) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), as determined by Administrative Agent as appearing on the Dow Jones Market Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term Eurodollar Rate shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%)), divided by

         (ii) an amount equal to one minus the maximum rate (expressed as a decimal) at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the FRB or any other Governmental Authority to which any Lender is subject (or any successor) against, including, in the case of Eurodollar Loans, Eurocurrency liabilities (as such term is used in Regulation D). Without limiting the effect of the foregoing, the reserve requirement shall reflect any other reserves required to be maintained by any Lender with respect to any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or any category of extensions of credit or other assets which include Eurodollar Loans. (The entire amount of a Eurodollar Loan shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or setoffs which may be available from time to time to any Lender under Regulation D.) The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

EVENT OF DEFAULT -- any of the events listed in Section 16.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

EXECUTION DATE -- the date when this Agreement has been executed.

EXISTING DEFAULT -- a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by the Required Lenders, or all of the Lenders if required by Section 20.2.

FEDERAL FUNDS RATE -- for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

FINANCIAL STATEMENTS -- the most recent of the Initial Financial Statements and the financial statements of Borrower required to be furnished to Administrative Agent under Section 13.13 of this Agreement.

FRB -- the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

FRONTING FEE -- the fee payable to Letter of Credit Issuer as required in
Section 5.4.

GAAP -- those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

GOVERNMENTAL AUTHORITY -- the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations and that has jurisdiction over any Covered Person; any state of the United States; any local Government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

GROUP -- as used in Regulation 13-D issued by the Securities and Exchange Commission.

GUARANTOR -- any Person required under this Agreement to execute and deliver to Administrative Agent for the benefit of Lenders a guaranty of part or all of the Loan Obligations.

GUARANTY -- each guaranty of part or all of the Loan Obligations executed and delivered to Administrative Agent for the benefit of Lenders by any Guarantor.

HAZARDOUS MATERIAL -- any radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other substance defined as hazardous or subject to regulation under any applicable Environmental Law or regulation), including Asbestos Material. HAZARDOUS MATERIAL does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or Asbestos Material which is not friable.

HEDGING OBLIGATIONS -- any obligations of Borrower to Administrative Agent or any Affiliate or Subsidiary of Bank of America Corporation under any agreement or agreements between Borrower and Administrative Agent or any Affiliate or Subsidiary of Bank of America Corporation now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices.

IMPOSITIONS -- defined in Section 18.6.1.

INDEBTEDNESS -- as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person (the deemed amount of Indebtedness with respect to such obligation shall be (i) the fair market value of the assets subject to such a Security Interest, if such obligation is non-recourse to such Person, and (ii) the amount of the obligation so secured, if such obligation is recourse to such Person); (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing. INDEBTEDNESS also includes any other Obligation that either
(i) is non-contingent and liquidated in amount or (ii) should under GAAP be included in liabilities and not just as a footnote on a balance sheet.

INDEMNIFIED PARTY -- defined in Section 19.8.1.

INDIRECT OBLIGATION -- as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person; (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; (d) any Obligation arising from the endorsement by such Person of an instrument; (e) any Obligation of such Person as a surety; and (f) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term INDIRECT OBLIGATION does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

INITIAL FINANCIAL STATEMENTS -- the financial statements of Borrower referred to in Section 9.1.2.

INTEREST EXPENSE -- defined in Section 15.1.

INTEREST PERIOD -- the period during which a particular Adjusted Eurodollar Rate applies to a Eurodollar Loan, as selected by Borrower as provided in Section 4.7.

INVENTORY -- goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

INVESTMENT -- (a) a loan or advance of money or property to a Person, (b) stock, membership interest, or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock, membership interest, or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

IRS -- the Internal Revenue Service.

JOINT VENTURE - as to any Covered Person, (a) any Subsidiary of such Covered Person with respect to which 20% or more of the outstanding shares of any class of stock or other equity interests of such Subsidiary is at the time owned by one or more third parties unrelated to such Covered Person, and (b) any other Person with respect to which more than 10% but less than or equal to 50% of the outstanding shares of stock or other equity interests of any class having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) is at the time owned by such Covered Person or by one or more Subsidiaries of such Covered Person.

LAW -- any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

LENDER -- any one of the lenders listed on Exhibit 3 to this Agreement, including Administrative Agent in its capacity as a lender, or any Person who takes an assignment from any of such lenders of all or a portion of its rights and obligations as a lender under this Agreement pursuant to Section 19.4.1 and an Assignment and Acceptance as provided therein.

LENDERS' EXPOSURE -- the sum of the Aggregate Revolving Loan Commitment, the Swingline Loan, and the Letter of Credit Exposure.

LETTER OF CREDIT -- any standby or commercial (documentary) letter of credit issued by Letter of Credit Issuer pursuant to the Letter of Credit Commitment.

LETTER OF CREDIT COMMITMENT -- the commitment of the Letter of Credit Issuer to issue Letters of Credit as provided in Section 3.3.

LETTER OF CREDIT EXPOSURE -- the undrawn amount of all outstanding letters of credit issued under the Letter of Credit Commitment plus all amounts drawn on such letters of credit and not yet reimbursed by Borrower.

LETTER OF CREDIT ISSUER -- the Lender that has committed in Section 3.3 to issue Letters of Credit.

LOAN -- a Revolving Loan or a Swingline Loan.

LOAN DOCUMENTS -- this Agreement, the Notes, the Guaranties, any Letter of Credit application/reimbursement agreement between Borrower and the Letter of Credit Issuer, and all other agreements, certificates, documents, instruments and other writings executed in connection herewith or related hereto, including, without limitation, the Swingline Documents.

LOAN OBLIGATIONS -- all of Borrower's Indebtedness owing to Bank of America (with respect to the Swingline Commitment), to the Letter of Credit Issuer, Administrative Agent or Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Letter of Credit Issuer or Lenders with respect to the Letter of Credit Exposure, and all other obligations and liabilities of Borrower to Administrative Agent or Lenders under the Loan Documents and all Hedging Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, including but not limited to the obligation of Borrower to repay future advances by Administrative Agent or Lenders hereunder, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower, Administrative Agent or Lenders in the Loan Documents.

LOCAL TIME -- the local time in the city in which Administrative Agent's address is located, as set forth on Exhibit S (as changed from time to time in accordance with the terms hereof).

MATERIAL ADVERSE EFFECT -- with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of the Borrower and its Material Subsidiaries taken as a whole, or the ability of the Borrower and its Material Subsidiaries taken as a whole to timely pay or perform such Persons' Obligations generally, or in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender, or in the case of any Guaranty specifically, the ability of such Guarantor to pay or perform any of its Obligations under the terms of its Guaranty.

MATERIAL AGREEMENT -- as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached in any material respect, has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LAW -- any separately enforceable provision of a Law whose violation by a Person has or is reasonably likely to have a Material Adverse Effect.

MATERIAL LICENSE -- (i) any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by a Covered Person has or is reasonably likely to have a Material Adverse Effect, and (ii) as to any Covered Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

MATERIAL OBLIGATION -- as to any Person, an Obligation of such Person which if not fully and timely paid or performed has or is reasonably likely to have a Material Adverse Effect.

MATERIAL PROCEEDING -- any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves any Covered Person as a party or any property of any Covered Person, and has or is reasonably likely to have a Material Adverse Effect, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

MATERIAL SUBSIDIARY -- any Subsidiary of Borrower having assets in excess of $9,000,000.

MATURITY -- as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

MAXIMUM AVAILABLE AMOUNT -- the maximum Dollar amount available for Revolving Loan Advances on any date as limited in Section 3.1.2, as it may be changed as provided herein.

MULTI-EMPLOYER PLAN -- a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

NET WORTH -- defined in Section 15.1.

NOTE -- any Revolving Note or the Swingline Note.

OBLIGATION -- as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

OBLIGATIONS TO ADMINISTRATIVE AGENT -- exclusive of all the Loan Obligations, all of Borrower's Indebtedness owing to Administrative Agent (whether as principal, interest, fees or otherwise), all Hedging Obligations, all Indirect Obligations of Borrower owing to Administrative Agent, all reimbursement obligations of Borrower to Administrative Agent with respect to letters of credit, and all other obligations and liabilities of Borrower to Administrative Agent including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Administrative Agent outright, conditionally or as collateral security from another, including the obligation of Borrower to repay future advances by Administrative Agent, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and Administrative Agent.

OPERATING LEASE -- any lease the obligation for lease payments with respect to which is not required to be capitalized on a consolidated balance sheet of the lessee and its Subsidiaries in accordance with GAAP.

PBGC -- the Pension Benefit Guaranty Corporation.

PENSION BENEFIT PLAN -- any plan defined in Section 3(2) of ERISA, whether or not covered by Title I of ERISA, and in each case in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an employer as defined in Section 3(5) of ERISA.

PERMITTED ACQUISITIONS -- any acquisition by Borrower or a Covered Person of stock, membership interests, or other equity interests of another Person or the assets of another Person permitted under Section 14.6, except acquisitions of assets in the ordinary course of business of Borrower or such Covered Person.

PERMITTED INDEBTEDNESS -- Indebtedness that a Covered Person is permitted under
Section 14.2 to incur, assume, or allow to exist.

PERMITTED INDIRECT OBLIGATIONS -- Indirect Obligations that a Covered Person is permitted under Section 14.4 to create, incur, assume, or allow to exist.

PERMITTED INVESTMENTS -- Investments that a Covered Person is permitted under
Section 14.1 to make in other Persons.

PERMITTED REDEMPTIONS -- the redemption by Borrower from time to time, in one or more transactions, of such of its shares as may be purchased for consideration in an amount not to exceed $15,000,000, pursuant to the Redemption Documents.

PERMITTED SECURITY INTERESTS -- Security Interests that a Covered Person is permitted under Section 14.5 to create, incur, assume, or allow to exist.

PERSON -- any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

PLAN - any Pension Benefit Plan or any Welfare Benefit Plan.

PRIME RATE --on any day, the rate of interest per annum then most recently established by Bank of America as its Prime Rate. Such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Bank of America to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market interest rates in general.

REDEMPTION DOCUMENTS -- those certain agreements between a Covered Person and one or more of the shareholders or other equity holders of any Covered Person providing for all or a portion of the Permitted Redemptions.

REGISTER -- defined in Section 19.4.4.

REGULATION D and REGULATION U -- respectively, Regulation D issued by the FRB and Regulation U issued by the FRB.

REPORTABLE EVENT -- a reportable event as defined in Title IV of ERISA or the regulations thereunder.

REPRESENTATIONS AND WARRANTIES -- The representations and warranties made by any Covered Person with respect to itself and any other Covered Persons in Section 11, and the representations and warranties made in any other Loan Document or certificate, report, opinion or other document delivered by Borrower, any Guarantor or any other Covered Person pursuant to the Loan Documents, as such representations and warranties are modified from time to time as provided in
Section 12.

REQUIRED LENDERS -- defined in Section 2.4.

RESPONSIBLE OFFICER -- as to any Person that is not an individual, partnership, limited liability company or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit of such Person; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; as to any limited liability company, any managing member, or manager, any individual who has general management or administrative authority over all or any principal unit of the limited liability company's business; and as to any trust, any individual who is a trustee.

REVOLVING LOAN -- any Lender's pro-rata share of the Aggregate Revolving Loan.

REVOLVING LOAN ADVANCE -- an Advance by Administrative Agent that is to be funded by Lenders under the Aggregate Revolving Loan Commitment.

REVOLVING LOAN COMMITMENT -- the commitment of each Lender as stated in Section
3.1.1 to fund Revolving Loan Advances.

REVOLVING LOAN COMMITMENT FEE -- the fee payable to Administrative Agent for the account of the Lenders required in Section 5.1.

REVOLVING LOAN MATURITY DATE -- the date when Borrower must repay the amount of Aggregate Revolving Loan then outstanding as provided in Section 6.1.2.

REVOLVING NOTE -- any note delivered to a Lender as required by Section 3.1.3 to evidence Borrower's obligation to repay such Lender's Revolving Loan.

SECURITY INTEREST -- as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

SOLVENT -- as to any Person, such Person not being insolvent within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the UFTA) or Section 428.014 of the Missouri Revised Statutes,
(ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section
428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

STANDBY LETTER OF CREDIT FEE -- the fee payable to Administrative Agent and Lenders as required in Section 5.2.

SUBSIDIARY -- as to any Person, another Person with respect to which more than 50% of the outstanding shares of stock or other equity interests of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person; provided, however, that notwithstanding the foregoing, for purposes of this Agreement (other than Sections 13.13 and 15 of this Agreement), a Joint Venture shall not be deemed to be a Subsidiary.

SURVIVING COMPANY -- as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof, or (iii) the Target Company whose stock, membership interests or other equity interests will be acquired by another Person in a Permitted Acquisition upon the consummation thereof.

SWINGLINE ADVANCE -- an advance by Bank of America to Borrower under the Swingline Commitment.

SWINGLINE COMMITMENT -- the commitment of Bank of America as stated in Section
3.2.1 to make Swingline Advances.

SWINGLINE DOCUMENTS - all documents, agreements and instruments executed by Borrower or delivered by Borrower to Bank of America from time to time in connection with the Swingline Commitment, the Swingline Loan, and/or the Swingline Advances, including, without limitation, the Autoborrow Service Agreement between Bank of America and Borrower dated ________________.

SWINGLINE LOAN -- the from time to time outstanding principal balance of all Swingline Advances.

SWINGLINE MAXIMUM AVAILABLE AMOUNT -- the maximum Dollar amount available for Swingline Advance on any date as limited in Section 3.2.2.

TARGET COMPANY -- the Person whose assets or stock, membership interests or other equity interests will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof.

TAX -- as to any Person, any tax, duty, impost, deduction, charges, withholdings, assessment, fee, or other charge levied by a Governmental Authority (and all liabilities associated therewith) on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

THIS AGREEMENT -- this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document).

TOTAL CAPITALIZATION -- defined in Section 15.1.

TOTAL FUNDED INDEBTEDNESS -- defined in Section 15.1.

UCC -- the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

UNITED STATES -- when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

UNUSED REVOLVING LOAN COMMITMENT -- defined in Section 5.1.

WAGE AND HOUR LAWS -- the Davis-Bacon Act, the Service Contract Act, the Contract Work Hours & Safety Standards Act and any other federal Law governing wage compensation or hours of work.

WELFARE BENEFIT PLAN -- any plan defined in Section 3(1) of ERISA, in each case in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an employer as defined in Section 3(5) of ERISA.

                                    EXHIBIT 3

                    LENDERS' COMMITMENTS AND PRO-RATA SHARES

------------------------------------------- ---------------------------------------- ----------------------------
                  LENDER                           REVOLVING LOAN COMMITMENT               PRO-RATA SHARES
------------------------------------------- ---------------------------------------- ----------------------------
Bank of America, N.A.                                   $10,000,000                              50%
------------------------------------------- ---------------------------------------- ----------------------------
Harris Trust and Savings Bank                           $ 5,000,000                              25%
------------------------------------------- ---------------------------------------- ----------------------------
The Northern Trust Company                              $ 5,000,000                              25%
------------------------------------------- ---------------------------------------- ----------------------------
AGGREGATES                                              $20,000,000                             100%
------------------------------------------- ---------------------------------------- ----------------------------



------------------------------------------ ----------------------------------------- ---------------------------
LENDER                                            SWINGLINE LOAN COMMITMENT          PRO RATA SHARES
------------------------------------------ ----------------------------------------- ---------------------------
Bank of America, N.A.                                  $  3,000,000                             100%
------------------------------------------ ----------------------------------------- ---------------------------

                                  EXHIBIT 3.1.3
                            (FORM OF REVOLVING NOTES)

                                 REVOLVING NOTE

$______________.00                                           St. Louis, Missouri
                                                                 March ___, 2001

         For value received, Young Innovations, Inc., a Missouri corporation, (Borrower), promises to pay to the order of <BANK OF AMERICA, N.A., A NATIONAL BANKING ASSOCIATION> or to any subsequent holder hereof (in any case, Holder), the principal amount of _________________ DOLLARS ($_______________) or such lesser principal amount as has been advanced to Borrower under this note (as this note may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, this Note), together with interest thereon, as provided herein.

         Borrower promises to pay the entire principal amount outstanding under this Note on the Revolving Loan Maturity Date. Borrower further promises to pay interest accrued from the date hereof on the principal balance outstanding hereunder from time to time. Until Maturity, by acceleration or otherwise, interest shall accrue hereunder at a per annum rate or rates determined pursuant to the Loan Agreement (defined below). After Maturity, and, at the option of Administrative Agent, after the occurrence of an Event of Default (and notice from Administrative Agent that the Default Rate is in effect) and continuing until it has been cured or waived in writing as permitted in the Loan Agreement, interest shall accrue on the unpaid principal, and (to the extent permitted by law) accrued and unpaid interest and all other amounts owing under this Note at the Default Rate. All interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

         Upon the occurrence of any Event of Default, Required Lenders may declare the outstanding principal balance of this Note, all accrued but unpaid interest thereon, and all other amounts owing to Holder under this Note and the Loan Documents immediately due and payable, and such amounts shall become immediately due and payable.

         Both principal and interest are payable in Dollars to Administrative Agent at the Applicable Lending Office of Administrative Agent.

         This Note is delivered in connection with that certain Credit Facilities Agreement dated as of even date herewith among Borrower, Bank of America, N.A., as Administrative Agent, Holder, and the other Lenders (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the Loan Agreement). Capitalized terms used and not defined herein have the meanings given them in the Loan Agreement.

         Borrower is required to prepay the principal amount of this Note to the extent required in the Loan Agreement. Borrower has the right to prepay the principal amount of this Note to the extent and subject to the conditions provided in the Loan Agreement.

         The date and amount of all advances and repayments of principal and payments of interest will be recorded in the records that Holder normally maintains for instruments and agreements similar to this Note and the other Loan Documents. The failure to record, or any error in recording, any of the foregoing does not, however, affect the obligation of Borrower to pay principal, interest and other amounts as required under this Note and the other Loan Documents. Borrower has the burden of proving that Holder's records are not correct. Borrower agrees that Holder's books and records showing advances and repayments are admissible in any action or proceeding arising therefrom, and constitute prima facie proof thereof.

         Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof upon the occurrence of any Event of Default that has not been waived in writing, and such provisions are incorporated herein by this reference.

         If any payment required under this Note is not made when due, or upon any other Event of Default, Borrower will pay all reasonable costs of collection, including court costs and reasonable attorneys' fees and actual expenses of such attorneys, whether or not there is litigation, including representation of Holder and Administrative Agent and all reasonable costs incurred in connection with any bankruptcy or insolvency proceeding involving Borrower as a debtor.

         Borrower and all other Persons who become parties obligated under this Note, whether as guarantors, sureties, endorsers or otherwise, waive any right to demand for payment, any requirement for protest or notice of dishonor, all other rights to notice or demands with respect to this Note, any defense based on lack of diligence in the enforcement of this Note, and any defense which such party may have based on suretyship or impairment of collateral. Every such party assents to each and every extension or postponement of the time of payment, whether at or after demand, or other indulgence, and waives any right to notice thereof.

         No amendment or modification to this Note will be effective unless it is in writing and is signed by authorized officers of Borrower and Holder. No waiver or consent to any departure by Borrower from full compliance with any provision of this Note by Holder will be effective unless the same is in writing signed by an authorized officer of Holder, and then only in the specific instance and for the specific purpose for which given. No failure on the part of Holder or Administrative Agent to exercise, and no delay in exercising, any right under this Note operates as a waiver thereof, and no single or partial exercise by Holder or Administrative Agent of any right under this Note precludes any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Holder under this Note or allowed to it at law or in equity is cumulative and such remedies may be exercised from time to time concurrently or consecutively at Holder's option.

         All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

                     [remainder of page intentionally blank]

         This Note is governed by and shall be construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

                                      YOUNG INNOVATIONS, INC.

                                      By its Executive Vice President and Chief
                                      Financial Officer

                                      -----------------------------------------
                                      Name: Arthur L. Herbst, Jr.

                                  EXHIBIT 3.2.3
                            (FORM OF SWINGLINE NOTE)

                                 SWINGLINE NOTE

$3,000,000.00                                                St. Louis, Missouri
                                                                 March ___, 2001

         For value received, Young Innovations, Inc., a Missouri corporation, (Borrower), promises to pay to the order of Bank of America, N.A. (Bank of America), a national banking association, or to any subsequent holder hereof (Holder), the principal sum of THREE MILLION DOLLARS ($3,000,000.00) or such lesser aggregate unpaid principal amount as may be outstanding under this Swingline Note (this Note), plus all interest accrued thereon, on demand, or if no demand is made, on the Revolving Loan Maturity Date.

         Borrower further promises to pay interest accrued from the date hereof on the principal balance outstanding hereunder from time to time. Until Maturity, by acceleration or otherwise, interest shall accrue hereunder at a per annum rate or rates determined pursuant to the Loan Agreement (defined below). After Maturity, and, at the option of Bank of America, after the occurrence of an Event of Default (and notice from Bank of America that the Default Rate is in effect) and continuing until it has been cured or waived in writing as permitted in the Loan Agreement, interest shall accrue on the unpaid principal, and (to the extent permitted by law) accrued and unpaid interest and all other amounts owing under this Note at the Default Rate. All interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

         Both principal and interest are payable in Dollars to Bank of America (as defined below) at the Applicable Lending Office of Bank of America.

         This Note is the Swingline Note referred to in, and is issued under the terms of, and pursuant to the provisions of, that certain Credit Facilities Agreement, dated as of even date herewith, among Borrower, Bank of America, N.A., as administrative agent for the ratable benefit of itself and each of the other Lenders (Administrative Agent), and the Lenders (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the Loan Agreement). All capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

         Borrower agrees to prepay the principal amount of this Note to the extent required in the Loan Agreement. Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

         The date and amount of all disbursements and receipts of principal and interest with respect to this Note will be recorded in the records that Holder normally maintains for instruments and agreements similar to this Note and the other Loan Documents. The failure to record, or any error in recording, any of the foregoing does not, however, affect the obligation of Borrower to pay principal, interest and other amounts as required under the Loan Documents. Borrower has the burden of proving that Holder's records are not correct. Borrower agrees that Holder's books and records showing disbursements and receipts are admissible in any action or proceeding arising therefrom, and constitute prima facie proof thereof.

                  If any payment required under this Note or the Loan Agreement is not made when due, or upon any other Event of Default, Borrower will pay all reasonable costs of collection of this Note, including but not limited to court costs and reasonable attorneys' fees and actual expenses of such attorneys, whether or not litigation is commenced, including representation of Holder or Administrative Agent in connection with any bankruptcy or insolvency proceeding of Borrower.

         Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

                  No amendment or modification to this Note will be effective unless it is in writing and is signed by authorized officers of Borrower and Holder. No waiver or consent to any departure by Borrower from full compliance with any provision of this Note by Holder will be effective unless the same is in writing signed by an authorized officer of Holder, and then only in the specific instance and for the specific purpose for which given. No failure on the part of Holder or Administrative Agent to exercise, and no delay in exercising, any right under this Note operates as a waiver thereof, and no single or partial exercise by Holder or Administrative Agent of any right under this Note precludes any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Holder under this Note or allowed to it at law or in equity is deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Holder's option.

         All notices required to be given or which may be given in connection with this Note are to be given in the manner required for notices under the Loan Agreement.

         This Note is governed by and shall be construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.

                                      YOUNG INNOVATIONS, INC.

                                      By its Executive Vice President and Chief
                                      Financial Officer

                                      -----------------------------------------
                                      Name: Arthur L. Herbst, Jr.

                                  EXHIBIT 7.13
                   FORM OF REQUEST FOR REVOLVING LOAN ADVANCE

Bank of America, N.A., Administrative Agent
901 Main Street

Mail Code TX1-492-14-14
Dallas, TX 75202-3417
Attention:  Deanna Betik

Re: Credit Facilities Agreement effective as of March 20, 2001 (as it may be amended, modified, restated or replaced from time to time, the Loan Agreement) among Young Innovations, Inc. (Borrower), Bank of America, N.A., as Administrative Agent (Administrative Agent) and the Lenders as defined in the Loan Agreement (Lenders)

Attention:

Ladies and Gentlemen:

         The undersigned is a Borrowing Representative of Borrower, and, as such is authorized to make and deliver this Advance Request pursuant to Section <7.1>
<7.2> of the Loan Agreement. All capitalized words used herein that are defined in the Loan Agreement have the meanings defined in the Loan Agreement.

         Borrower hereby requests that Administrative Agent make a Revolving Loan Advance of $_________ to Borrower under the terms of the Loan Agreement on ______________. Of the requested Revolving Loan Advance, $_______ is to be an Eurodollar Advance and $_______ is to be a Base Rate Advance. The Interest Period for the portion that is an Eurodollar Advance is <1> <2> <3> <6> months.

         The undersigned hereby certifies that:

         (i)      There is no Existing Default.

         (ii) The Representations and Warranties, including those of each Guarantor in its Guaranty, are true in all material respects and will be true in all material respects as of the time of the requested Revolving Loan Advance.

         (iii) The amount of the requested Revolving Loan Advance will not, when added to the current amount of the Aggregate Revolving Loan, exceed the Maximum Available Amount.

         (iv) All conditions precedent under Section <9.1> <9.2> of the Loan Agreement have been satisfied.

Executed this ___ day of ________, _____.

                                       YOUNG INNOVATIONS, INC.

                                       by its Executive Vice President and Chief
                                       Financial Officer


                                      -----------------------------------------
                                       Name: Arthur L. Herbst, Jr.

                                    EXHIBIT 8

                                   GUARANTORS

Young Acquisitions Company
Young PS Acquisitions, LLC
Young Dental Manufacturing I, LLC
Panoramic Rental Corp
Athena Technology, LLC
Denticator International, Inc.
Lorvic Holdings, Inc.
Lorvic Corporation

                                                                   EXHIBIT 9.1.1

                         DOCUMENTS AND REQUIREMENTS LIST

DELIVER OR OBTAIN BEFORE EXECUTION DATE

1)   Charter Documents of Borrower and each Material Subsidiary:

     a.   Young Innovations, Inc. (Young)

     b.   Young Dental Manufacturing I, LLC (Young Dental)

     c.   Young Acquisitions Company (Panoramic)

     d.   Young PS Acquisitions, LLC (Plak Smacker)

2) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG INNOVATIONS, INC. (a MO corporation) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   CA Secretary of State
     b.   Sacramento County, CA
     c.   Riverside County, CA
     d.   IN Secretary of State
     e.   Allen County, IN
     f.   MO Secretary of State
     g.   St. Louis County, MO
     h.   TX Secretary of State
     i.   Cameron County, TX
     j.   IL Secretary of State
     k.   McHenry County, IL
     l.   TN Secretary of State
     m.   Hamblen County, TN

3) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG DENTAL MANUFACTURING I, LLC (a MO limited liability company) and all current and past (for 5 years) trade names and legal names (including YOUNG DENTAL MANUFACTURING COMPANY) in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO
     c.   TX Secretary of State
     d.   Cameron County, TX

4) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG DENTAL MANUFACTURING COMPANY in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO
     c.   TX Secretary of State
     d.   Cameron County, TX

5) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG DENTAL INTERNATIONAL, INC. (a Barbados company) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO

6) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YI EUROPE, LTD (a Great Britain company) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO

7) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against DENTICATOR INTERNATIONAL, INC. (a MO corporation) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO
     c.   CA Secretary of State
     d.   Sacramento County, CA


8) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against LORVIC HOLDINGS, INC. (a DL corporation) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO
     c.   DL Secretary of State


9) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against LORVIC CORPORATION (a DL corporation) and all current and past (for 5 years) trade names and legal names in the following jurisdictions:

     a.   MO Secretary of State
     b.   St. Louis County, MO
     c.   DL Secretary of State


10) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG ACQUISITIONS COMPANY (a MO corporation) and all current and past (for 5 years) trade names and legal names (including PANORAMIC) in the following jurisdictions:

     a.   IN Secretary of State
     b.   Allen County, IN
     c.   MO Secretary of State


11) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against PANORAMIC RENTAL CORP (a MO corporation) and all current and past (for 5 years) trade names and legal names (including SAV-A-LIFE SYSTEM, INC.) in the following jurisdictions:

     a.   IN Secretary of State
     b.   Allen County, IN
     c.   MO Secretary of State


12) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against ATHENA TECHNOLOGY, LLC (a MO limited liability company) and all current and past (for 5 years) trade names and legal names (including ATHENA TECHNOLOGY, INC., CHAMPION DENTAL, MICROSPEC, and GOLDEN GATE HAND PIECE REPAIR) in the following jurisdictions:

     a.   IN Secretary of State
     b.   Allen County, IN
     c.   MO Secretary of State


13) UCC, Tax Lien, Judgment Lien and Pending Suit Search Results of filings against YOUNG PS ACQUISITIONS, LLC (a DL limited liability company) and all current and past (for 5 years) trade names and legal names (including PLAK SMACKER) in the following jurisdictions:

     a.   CA Secretary of State

     b.   Riverside County, CA
     c.   TN Secretary of State
     d.   Hamblen County, TN
     e.   DL Secretary of State

14) Current/Initial Financial Statements for Borrower and its Subsidiaries on a consolidated basis

15) Copies of all Consents, Licenses and Approvals (obtained by any Borrower or any Material Subsidiary in connection with the execution, performance, and enforceability of the Loan Documents)

DELIVER AND/OR EXECUTE ON EXECUTION DATE

16) Credit Facilities Agreement, together with all exhibits and schedules (including the Disclosure Schedule and list of Borrowing Officers, each of which is to be prepared by Borrower)

17)  Revolving Notes executed by Borrower:

     a.   $10,000,000 - Bank of America
     b.   $5,000,000 - The Northern Trust Company
     c.   $5,000,000 - Harris Trust and Savings Bank

18)  $3,000,000 Swingline Note to Administrative Agent executed by Borrower

19) Unlimited Guaranty of the Loan Obligations of Borrower, executed by each Domestic Subsidiary (each, a Guarantor):

     a.   Young Acquisitions Company
     b.   Young PS Acquisitions, LLC
     c.   Young Dental Manufacturing I, LLC
     d.   Denticator International, Inc.
     e.   Lorvic Holdings, Inc.
     f.   Lorvic Corporation
     g.   Panoramic Rental Corp
     h.   Athena Technology, LLC

20) Contribution, Subordination and Security Agreement executed by Borrower and each Guarantor

21)  Copy of Autoborrow Service Agreement and related documents

22)  Side Letter

23)  Payoff Letter from creditors other than Bank of America, if any: NONE

24) Secretary's Certificate (certifying resolutions, Articles or Certificate of Incorporation, Bylaws and Incumbency) for Borrower and each Material Subsidiary that is a corporation:

     a.   Young (remember to authorize Borrowing Representatives)

     b.   Panoramic

25) Member's Certificate (certifying resolutions, Articles of Organization and Operating Agreement and Incumbency) for each Material Subsidiary that is a limited liability company:

     a.   Young Dental

     b.   Plak Smacker

26) Good Standing Certificates for Borrower and each Material Subsidiary from the Secretary of State of their states of incorporation and qualification:

     a.   Borrower (MO corporation) - MO

     b.   Young Dental (MO limited liability company) - MO, TX

     c.   Panoramic (MO corporation) - MO, IN

     d.   Plak Smacker (DE limited liability company) - DE

27) Legal Opinion of counsel to Borrower and each Material Subsidiary (in accordance with attached Opinion Specification)

28)  Initial Revolving Advance Request: N/A

29)  Disbursement Direction Letter: N/A

30) Such other documents, reports and information as Administrative Agent or Administrative Agent's counsel deems reasonable and necessary.

31) Lender's Expenses and Legal Fees (including payment of Lewis, Rice & Fingersh invoice)

DELIVER AND/OR OBTAIN SUBSEQUENT TO EXECUTION DATE (WITHIN IN THE TIME PERIOD SET FORTH BELOW FOR EACH ITEM; FAILURE TO OBTAIN OR DELIVER SUCH ITEM WITHIN SUCH TIME PERIOD WILL RESULT IN AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT) -

32) Current Insurance Certificates for Borrower and each Covered Person evidencing that Borrower and each other Covered Person has in force insurance meeting the applicable requirements of the Loan Agreement (WITHIN 30 DAYS AFTER THE EXECUTION DATE)

33) Good Standing Certificate Plak Smacker from the CA Secretary of State (WITHIN 30 DAYS AFTER THE EXECUTION DATE)

                  ATTACHMENT TO DOCUMENTS AND REQUIREMENTS LIST
                              OPINION SPECIFICATION

Legal opinion of counsel to Borrower (i.e., Young Innovations, Inc.) and each Material Subsidiary Guarantor (i.e., Young Dental Manufacturing I, LLC, Young Acquisitions Company, Young PS Acquisitions, LLC) must be on firm letterhead and meet these requirements or otherwise be satisfactory to Administrative Agent:

1. Address to Bank of America, N.A. as Administrative Agent for itself and other Lenders at ______________________________________________, Attention:
     ______________________

2.   Refer to Loan Agreement and use its definitions.

3. Give opinions with respect to each Covered Person on the subjects covered in all of the following example paragraphs:

     a. Borrower is a Missouri corporation, duly formed, validly existing and in good standing under the Laws of the state of its organization and is duly qualified and authorized to do business and is in good standing as a corporation in all states or countries where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect.

     b. Guarantor is a ______________ <corporation> <limited liability company>, duly formed, validly existing and in good standing under the Laws of the state of its organization and is duly qualified and authorized to do business and is in good standing as a foreign corporation in all states or countries where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect. [repeat paragraph for each Material Subsidiary Guarantor]

     c. Each Covered Person has all requisite power, authority and legal capacity and legal rights (a) to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) to execute, deliver and perform the terms of the Loan Documents to which it is a party.

     d. All action on the part of each Covered Person requisite for its execution, delivery and performance of the Loan Documents has been duly taken.

     e. The execution, delivery and performance of the Loan Documents by each Covered Person will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) its Charter Documents or (ii) any franchise, agreement, indenture, or other instrument to which it is a party or by which it or any of its property is bound or affected or (iii) any Law or other legal requirement applicable to it, or (b) result in the creation or imposition of a Security Interest of any nature whatsoever upon its property or assets.

     f. Each Covered Person has duly executed and delivered each of the Loan Documents to which it is a party and each such Loan Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

     g. Each Person who signed any Loan Document as an officer of any Covered Person is duly authorized on behalf of such Covered Person to execute, deliver and perform such document on behalf of such Covered Person and is duly authorized to perform its obligations thereunder and to incur the obligations and make the representations, warranties and covenants made by it in such Loan Document.

     g. Each Covered Person has all certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being conducted, and is in compliance with all Laws applicable to the conduct of its business.

     h. No consent, approval or other authorization of or by, or registration or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by any Covered Person of the Loan Documents to which it is a party that has not already been obtained and a copy thereof delivered to Administrative Agent.

     i. There are no actions, proceedings or investigations pending or threatened against any Covered Person which might adversely affect the validity or enforceability of any of the Loan Documents, the ability of such Covered Person to perform its obligations thereunder or which might adversely affect the business, operations, revenues, financial condition, property or business prospects of any Covered Person.

     j. The use of the proceeds of the Loans will not violate Regulations T, U or X of the Federal Reserve Board.

4. Add appropriate exceptions and limitations, all of which must be acceptable to Administrative Agent.

5. Signature by a partner of the firm in his individual name or in the name of the firm.

                                                                   EXHIBIT 13.10

                            BORROWING REPRESENTATIVES

George E. Richmond - Chief Executive Officer of Borrower
Alfred E. Brennan - President of Borrower
Arthur L. Herbst, Jr. - Executive Vice President and Chief Financial Officer of Borrower
Steven Yaggy - Controller of Borrower
Daniel Garrick - Assistant Secretary of Borrower
Kathy Gierer - designated agent of Borrower

                                                                      EXHIBIT 11

                         DISCLOSURE SCHEDULE OF BORROWER

                                                                   EXHIBIT 13.13

                         FORM OF COMPLIANCE CERTIFICATE

TO:  Bank of America, N.A., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Credit Facilities Agreement effective as of March 20, 2001 (as it may be amended, modified, restated or replaced from time to time, the Loan Agreement) among Young Innovations, Inc. (Borrower), Bank of America, N.A., as Administrative Agent (Administrative Agent), and the Lenders as defined in the Loan Agreement (Lenders). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the chief financial officer of Borrower.

     2. I have reviewed the terms of the Loan Agreement and the Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower and each other Covered Person during the accounting period covered by the attached Financial Statements.

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Default or Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the Representations and Warranties (including those of each Guarantor in its Guaranty) are true in all material respects.

     4. [Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended _____, which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

          [Use for quarterly financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal quarter ended _____, which are complete and correct in all material respects (subject to normal year-end audit adjustments made in accordance with GAAP and absence of footnotes) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).]

     5. Borrower and every other Covered Person is in compliance with all of the covenants in the Loan Agreement, including the financial covenants in Section 15, and Schedule II attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with such financial covenants. The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is executed and delivered this day of ____________________.

                                      YOUNG INNOVATIONS, INC.

                                      by its Executive Vice President and Chief
                                      Financial Officer

                                      _________________________________________
                                      Name: Arthur L. Herbst, Jr.

                                   SCHEDULE II

                         FINANCIAL COVENANT CALCULATIONS

                   (FOR THE PERIOD ENDING ___________________)

1.   MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO EBITDA

     (a)  Total Funded Indebtedness                                             $____________
     (b)  EBITDA                                                                $____________

     1(a) divided by 1(b)                                                    =   ____________
     Covenant Maximum                                                            2.00x



2.   MAXIMUM RATIO OF TOTAL FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION

     (a)  Total Funded Indebtedness                                             $____________
     (b)  Total Capitalization                                                  $____________

     2(a) divided by 2(b)                                                    =   ____________
     Covenant Maximum                                                            0.35x

                                                                  EXHIBIT 19.4.1

                                      FORM

                                       OF

                            ASSIGNMENT AND ACCEPTANCE

                            DATED: ___________, _____

     Credit Facilities Agreement effective as of March 20, 2001 (as it may be amended, modified, restated or replaced from time to time, the Loan Agreement) among Young Innovations, Inc. (Borrower), Bank of America, N.A., as Administrative Agent (Administrative Agent) and the Lenders as defined in the Loan Agreement (Lenders). Terms defined in the Loan Agreement are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Loan Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on
     Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note(s) held by the Assignor and requests that Administrative Agent exchange such Note(s) for new Note(s) payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a

     Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 18.6.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance and recording by Administrative Agent. The effective date for this Assignment and Acceptance (the Effective Date) shall be the date set forth in Schedule 1, or if no effective date is set forth therein, the date of acceptance hereof by Administrative Agent. Notwithstanding the foregoing, if Borrower has the right to consent to this Assignment and Acceptance under the Loan Agreement, this Assignment and Acceptance shall only become effective if it is so consented to by Borrower, and then shall be effective as of the date set forth in the immediately preceding sentence.

5. Upon such acceptance and recording by Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

6. Upon such acceptance and recording by Administrative Agent, from and after the Effective Date, Administrative Agent shall make all payments under the Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Missouri.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

         Percentage interest assigned:   __________%


         Assignee's Commitment:          $_________


         Aggregate outstanding principal
         amount of Loans assigned:       $_________

         Principal amount of Note payable to Assignee: $_________

         Principal amount of Note payable to Assignor: $_________

         Effective Date (if other than date of
          acceptance by Administrative Agent):       *   _____________, 19_


                                         [NAME OF ASSIGNOR], as Assignor



                                         By:__________________________________
                                         Title:_______________________________


                                         Dated:________________, 19 ___



                                         [NAME OF ASSIGNEE], as Assignee



                                         By:__________________________________
                                         Title:_______________________________


                                         Domestic Lending Office:

                                         Eurodollar Lending Office:

*This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Administrative Agent.

Accepted [and Approved]**
This ___ day of ________ , 19__

Bank of America, N.A.



By:_________________________________
Title:______________________________




[Approved this ___ day
of ___________ , 19__

[NAME OF BORROWER]



By: ________________________________**
Title:______________________________



**Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of Eligible Assignee.